                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

  Filed by the Registrant  [x]
  Filed by a Party other than the Registrant  [_]
  Check the appropriate box:
  [_]  Preliminary proxy statement
  [_] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
  [X]  Definitive proxy statement
  [_]  Definitive additional materials
  [_]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                     NORTHPOINT COMMUNICATIONS GROUP, INC.
               (Name of Registrant as Specified in its Charter)

     (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of filing fee (Check the appropriate box):
  [x]  No fee required
  [_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
  (1) Title of each class of securities to which transaction applies: Not Applicable
  (2) Aggregate number of securities to which transaction applies:  Not
      Applicable
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Not Applicable.
  (4) Proposed maximum aggregate value of transaction:  Not Applicable
  (5) Total fee paid:  Not Applicable

  [_]  Fee paid previously with preliminary materials.

  [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
  (1) Amount Previously Paid: Not Applicable
  (2) Form, Schedule or Registration Statement No.: Not Applicable
  (3) Filing Party: Not Applicable
  (4) Date Filed: Not Applicable

                           [LOGO OF NORTHPOINT(SM)]

                     NorthPoint Communications Group, Inc.
                        303 Second Street, South Tower
                        San Francisco, California 94107

                                April 17, 2000

Dear Stockholder:

  We cordially invite you to attend NorthPoint's annual meeting of stockholders. The meeting will be held on Tuesday, May 9, 2000, at 9:30 a.m. at the Argent Hotel, 50 Third Street, San Francisco, California 94103.

  At this year's meeting, you will vote on the election of three directors, amendments to our certificate of incorporation, amendments to our Amended and Restated 1999 Stock Plan and ratification of PricewaterhouseCoopers LLP's appointment as independent auditors.

  We have attached a notice of meeting and a proxy statement that contains more information about these items and the meeting.

  Your vote is important. We encourage you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the meeting. Returning the enclosed proxy card will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

  Thank you for your support of NorthPoint.


                             /S/ Michael w. Malaga            /S/ Elizabeth A.
                             Michael W. Malaga                Fetter
                             Chairman                         Elizabeth A.
                                                              Fetter
                                                              Chief Executive
                                                              Officer and
                                                              President

                           [LOGO OF NORTH POINT(SM)]

                     NorthPoint Communications Group, Inc.
                        303 Second Street, South Tower
                        San Francisco, California 94107

                   Notice of Annual Meeting of Stockholders

                               ---------------

To the stockholders of Northpoint Communications Group, Inc.:

  The annual meeting of stockholders of NorthPoint Communications Group, Inc., a Delaware corporation, will be held on Tuesday, May 9, 2000, at 9:30 a.m., local time, at the Argent Hotel, 50 Third Street, San Francisco, California 94103 for the following purposes:

  1. To elect three directors to Class I of the board of directors to serve for a term of three years and until their successors are elected and qualified.

  2. To approve amendments to our certificate of incorporation to (1) reduce the number of authorized shares of capital stock from 382,500,000 to 305,526,843, (2) reduce the number of authorized shares of preferred stock from 101,250,000 to 24,276,843, (3) declassify all such authorized shares of preferred stock so as to make them available for future issuance, in one or more series of preferred stock, the rights, preferences and privileges of which will be determined by the board of directors from time to time in the future, and (4) amend Article IV of our certificate of incorporation to eliminate all provisions applicable to the previously designated series of preferred stock, of which no shares remain outstanding.

  3. To approve two amendments to the NorthPoint Communications Group, Inc. Amended and Restated 1999 Stock Plan which will (1) increase the number of shares of common stock reserved for issuance under the 1999 Plan by an additional 10,000,000 shares, and (2) revise the automatic share increase provisions of the 1999 Plan so that the number of shares of common stock reserved under the 1999 Plan will be automatically increased on March 22 of each year during the term of the 1999 Plan, commencing with March 22, 2001, by an amount equal to 5% of the total number of shares of common stock outstanding on the day of such increase.

  4. To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2000.

  5. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

  The foregoing items of business are more fully described in the proxy statement accompanying this notice.

  The close of business on March 13, 2000 is the record date for determining stockholders entitled to notice of and to vote at the annual meeting and any adjournment thereof. A list of these stockholders will be available at NorthPoint's headquarters, 303 Second Street, South Tower, San Francisco, California 94107, and at the annual meeting.

  Please sign, date and return the enclosed proxy card as promptly as possible in the enclosed envelope so that your shares will be represented whether or not you attend the annual meeting. Returning the enclosed proxy card will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

                                       By order of the board of directors


                                       /S/ Steven J. Gorosh
                                       Steven J. Gorosh
                                       Secretary
San Francisco, California
April 17, 2000

                                PROXY STATEMENT
                                      FOR
                       ANNUAL MEETING OF STOCKHOLDERS OF
                     NORTHPOINT COMMUNICATIONS GROUP, INC.
                           To Be Held On May 9, 2000

                               ----------------

                                 INTRODUCTION

  This proxy statement is being furnished to the stockholders of NorthPoint Communications Group, Inc., a Delaware corporation, in connection with the solicitation of proxies by our board of directors from holders of the outstanding shares of our common stock, $0.001 par value per share, for use at the annual meeting of stockholders to be held on Tuesday, May 9, 2000, at 9:30 a.m., local time, or at any postponement or adjournment thereof, for the purposes set forth herein and in an accompanying notice of annual meeting of stockholders.

  Our principal executive offices are located at 303 Second Street, South Tower, San Francisco, California 94107. The telephone number is (415) 403-4003.

  These proxy solicitation materials are being mailed to our stockholders on or about April 17, 2000. The costs of preparing, assembling and mailing the notice of annual meeting, proxy statement and proxy will be borne by us. We have retained Morrow & Company, Inc. to assist in the proxy solicitation for a fee of $3,500 plus expenses. Proxies may be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone. The 1999 Annual Report to Stockholders, including consolidated financial statements for the year ended December 31, 1999, accompanies this proxy statement.

                               ABOUT THE MEETING

When and where is the annual meeting being held?

  The annual meeting will be held at the Argent Hotel, located at 50 Third Street, San Francisco, California 94103. The telephone number for information regarding that location is (415) 403-4003.

Who is entitled to vote at the annual meeting?

  Only holders of record of our common stock at the close of business on March 13, 2000, the record date fixed by our board of directors, will be entitled to receive notice of and to vote at the annual meeting.

  At the record date, 128,397,398 shares of our common stock were issued and outstanding. These shares were held by approximately 346 stockholders of record.

How do I vote?

  As a stockholder, you are entitled to one vote on each matter considered and voted upon at the annual meeting for each share of common stock held by you as of the record date. If you complete and properly sign the accompanying proxy card and return it to us, and if it is received in time and not revoked, it will be voted at the annual meeting in accordance with the instructions indicated in such proxy. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card at that time or vote in person. If your shares of common stock are held in "street name" and you wish to vote at the meeting, you must obtain a proxy card from the institution that holds your shares. If no instructions are indicated, those shares will be voted "FOR" the election, as directors of the company, of the three nominees named in the proxy, "FOR" the approval of the amendments to our certificate of incorporation, "FOR" the approval of the amendments to the Amended and Restated NorthPoint Communications Group, Inc. 1999 Stock Plan, and "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the company for the fiscal year ending December 31, 2000.

Can I revoke my vote after I return my proxy card?

  Yes. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use either (1) by delivering to us a written notice of revocation or a duly executed proxy bearing a later date or
(2) by attending the meeting of stockholders and voting in person. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: NorthPoint Communications Group, Inc., 303 Second Street, South Tower, San Francisco, California 94107, Attention:
Steven J. Gorosh, Secretary.

What constitutes a quorum?

  The presence, in person or by proxy, of the holders of a majority of the shares of common stock entitled to vote at the annual meeting will constitute a quorum to conduct business at the annual meeting. Proxies received but marked as abstentions and "broker non-votes" (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others) will be included in the calculation of the number of shares considered to be present at the annual meeting.

What vote is required to approve each item?

  Board of Directors. A plurality of the votes cast by the holders of shares of common stock represented and entitled to vote at the annual meeting, at which a quorum must be present, is required for the election of the directors identified in this proxy statement. With respect to the election of directors, stockholders may (1) vote "for" all three nominees, (2) "withhold" authority to vote for all such nominees or (3) withhold authority to vote for any individual nominee or nominees but vote for all other nominees. Because directors are elected by a plurality of the votes cast, votes to withhold authority with respect to one or more nominees and any broker non-votes will have no effect on the outcome of the election.

  Amendments to our Certificate of Incorporation. The affirmative vote of a majority of the outstanding shares of common stock entitled to vote is required for the approval of the amendments to our certificate of incorporation. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are not counted for any purpose in determining whether a matter has been approved.

  Amendments to the Amended and Restated NorthPoint Communications Group, Inc. 1999 Stock Plan. The affirmative vote of a majority of the votes cast is required for the approval of the amendment to the Amended and Restated NorthPoint Communications Group, Inc. 1999 Stock Plan. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are not counted for any purpose in determining whether a matter has been approved.

  Ratification of Independent Auditors. The affirmative vote of a majority of the votes cast is required for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2000. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are not counted for any purpose in determining whether a matter has been approved.

What are the board's recommendations?

  The board's recommendations are set forth below together with a description of each proposal in this proxy statement. In summary, the board recommends that you vote:

  . FOR the election of three directors to Class I of the board to serve for a term of three years and until their successors are duly elected and qualified (see page 5).

  .  FOR approval of the amendments to our certificate of incorporation to
     (1) decrease the number of authorized shares of capital stock from 382,500,000 to 305,526,843, (2) decrease the number of authorized shares of preferred stock from 101,250,000 to 24,276,843, (3) declassify all such authorized shares of preferred stock so as to make them available for future issuance, in one or more series of preferred stock, the rights, preferences and privileges of which will be determined by the board of directors from time to time in the future, and (4) amend
     Article IV of our certificate of incorporation to eliminate all provisions applicable to the previously designated series of preferred stock, of which no shares remain outstanding (see page 8).

  . FOR approval of the two amendments to the Amended and Restated NorthPoint Communications Group, Inc. 1999 Stock Plan which will (1) increase the number of shares of common stock reserved for issuance under the 1999 Plan by an additional 10,000,000 shares, and (2) revise the automatic share increase provisions of the 1999 Plan so that the number of shares of common stock reserved under the 1999 Plan will be automatically increased on March 22 of each year during the term of the 1999 Plan, commencing with March 22, 2001, by an amount equal to 5% of the total number of shares of common stock outstanding on the day of such increase (see page 11).

  . FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2000 (see page
     18).

                     PROPOSAL NO. 1: ELECTION OF DIRECTORS

Board of Directors

  The board of directors is divided into three classes, with three directors in each class. Class I consists of three directors who are serving a three-year term expiring at this annual meeting. Class II consists of three directors who are serving a three-year term expiring at the annual meeting of stockholders to be held in 2001. Class III consists of three directors who are serving a three-year term expiring at the annual meeting of stockholders to be held in 2002. In each case, a director serves for the designated term and until his or her respective successor is elected and qualified.

  The following table sets forth certain information with respect to our board of directors as of March 31, 2000:

 Name of Director              Age   Principal Occupation     Director Since Class
 ----------------              ---   --------------------     -------------- -----
 Michael W. Malaga...........   35 Chairman of the Board of
                                    the Company                    1997        I

 Elizabeth A. Fetter.........   41 Chief Executive Officer
                                    and President of the
                                    Company                        2000        I

 Robert K. Dahl(1)...........   59 General Partner of
                                    Riviera Ventures               1998       II

 Michael J. Fitzpatrick......   51 President and Chief
                                    Executive Officer of
                                    E-Tek Dynamics, Inc.           1999       III

 Reed E. Hundt(2)............   52 Senior Advisor of
                                    McKinsey & Company,
                                    Inc.                           1998        I

 Andrew S. Rachleff(1).......   41 General Partner of
                                    Benchmark Capital              1997       III

 Dino J. Vendetti(2).........   38 Investment Analyst of
                                    Vulcan Ventures                1999       II

 J. Peter Wagner(2)..........   34 General Partner of Accel
                                    Partners                       1997       II

 Frank D. Yeary(1)...........   36 Self-Employed                   1999       III

--------
(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

  There are no family relationships among our directors or executive officers.

Nominees

  Three directors are to be elected at this annual meeting. The board of directors has nominated the three current members of the board of directors constituting Class I to be re-elected and to serve a three-year term expiring at the annual meeting of stockholders to be held in 2003. The nominees are Elizabeth A. Fetter, Reed E. Hundt and Michael W. Malaga. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below, regardless of whether any other names are placed in nomination by anyone other than one of the proxy holders. In the event that any such nominee is unable or declines to serve as a director at the time of the annual meeting, the proxy holders will vote in their discretion for a substitute nominee. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until his term expires and until his successor has been elected and qualified.

Nominees for Election as Directors for a Term of Three Years Ending at the2003
                      Annual Meeting of Stockholders

  Elizabeth A. Fetter has been the Chief Executive Officer of NorthPoint since March 2000, a member of the board of directors since January 2000 and the President of NorthPoint since March 1999. Ms. Fetter was also the Chief Operating Officer of NorthPoint from March 1999 to March 2000. From January 1998 until joining NorthPoint, Ms. Fetter was Vice President and General Manager of the Consumer Services Group at U S WEST where she was responsible for a $4.7 billion dollar business serving over 11 million customers with integrated wireline, wireless and data services. In 1997, Ms. Fetter served as Vice President and General Manager of Operator and Directory Services for SBC Communications Inc. From March 1991 to May 1997, Ms. Fetter held various executive positions in strategy, finance, sales, marketing and general management at Pacific Bell, most recently as President of the Industry Markets Group, where she was responsible for the Company's wholesale, interconnection and resale businesses. Ms. Fetter worked in international management consulting and at Chevron Corporation prior to March 1991.

  Reed E. Hundt has served as a member of the board of directors since May 1998. Mr. Hundt served as Chairman of the FCC from 1993 to 1997. He currently serves as senior advisor at McKinsey & Company, Inc., an international consulting firm. Prior to joining the FCC, Mr. Hundt was a partner at Latham & Watkins, an international law firm. Mr. Hundt also serves on the board of directors of Allegiance Telecom, Inc., Phone.com, Inc. and Novell, Inc.

  Michael W. Malaga is a founder and has been Chairman of NorthPoint since June 1997. Mr. Malaga was also the Chief Executive Officer of NorthPoint from June 1997 to March 2000 and the President of NorthPoint from June 1997 to March 1999. From June 1995 to June 1997, Mr. Malaga was employed at
MFS Communications Company, Inc., most recently as the Director of Strategic Development, where he led the strategic and development efforts for xDSL and small-business Internet access. While at MFS, Mr. Malaga played a principal role in integrating its purchase of UUNET Technologies, Inc., a national ISP. Prior to joining MFS, Mr. Malaga worked at GenRad, Inc.'s Structural Test Products Division from 1988 to June 1995.

Directors Whose Terms of Office Continue

           Terms Expiring at the 2001 Annual Meeting of Stockholders

  Robert K. Dahl has served as a member of the board of directors since March 1998. Mr. Dahl has been a General Partner at Riviera Ventures, an Alameda-based private investment and management firm, since February 1998, where he specializes in investing in companies in the communications sector. From December 1993 to July 1997, Mr. Dahl served as the Executive Vice President and Chief Financial Officer for Ascend Communications, Inc. and from July 1997 to January 1998, Mr. Dahl served as Ascend's Executive Vice President of Corporate Planning. Mr. Dahl also serves as a director of Ascend, Momentum Business Applications, Inc., the Bank of Alameda and several privately held companies.

  Dino J. Vendetti has served as a member of the board of directors since February 1999. Mr. Vendetti has managed investments in the telecommunications, cable and data networking industries for Vulcan Ventures, Inc. since May 1998. From August 1997 until joining Vulcan Ventures, Mr. Vendetti was Vice President and Research Analyst at Dain Rauscher covering the telecommunications industry. From July 1996 to April 1997, Mr. Vendetti was Vice President of Product Management at Metawave Communications Corporation. From October 1994 to July 1996, Mr. Vendetti served as Director of Business Development and Product Management for Qualcomm, Inc., where he was responsible for the global infrastructure product line. Mr. Vendetti serves on the board of directors of Allegiance Telecom, Inc. as well as several privately held companies.

  J. Peter Wagner has served as a member of the board of directors since August 1997. Mr. Wagner has been a General Partner at Accel Partners, a San Francisco-based private equity investing firm, since July 1996, where he specializes in investing in companies in the communications sector, including networking, telecommunications and wireless technology. From September 1992 to July 1996, Mr. Wagner was a Product Line Manager for Silicon Graphics, Inc. Mr. Wagner also serves on the boards of directors of several privately held companies.

           Terms Expiring at the 2002 Annual Meeting of Stockholders

  Michael J. Fitzpatrick has served as a member of the board of directors since May 1999. Mr. Fitzpatrick has been President and Chief Executive Officer and a director of E-Tek Dynamics, Inc. since October 1997 and Chairman of the Board of E-Tek since April 1999. From July 1994 to October 1997, Mr. Fitzpatrick served as President and Chief Executive Officer of Pacific Telesis Enterprises, a telecommunication service provider. While at Pacific Telesis, Mr. Fitzpatrick also served as Executive Vice President of Marketing and Sales from January 1994 to July 1994 and Executive Vice President of Statewide Markets with Pacific Bell, an affiliate of Pacific Telesis, from September 1993 to January 1994. From October 1991 to August 1993, Mr. Fitzpatrick was President and Chief Executive Officer of Network Systems Corporation, an internetworking company. Mr. Fitzpatrick also serves as a director of Adva AG Optical Networks.

  Andrew S. Rachleff has served as a member of the board of directors since August 1997. Since 1995, Mr. Rachleff has been a General Partner at Benchmark Capital, a Menlo Park-based venture capital firm, where he specializes in investing in companies in the communications industry. Prior to co-founding Benchmark Capital, Mr. Rachleff spent ten years as a general partner with Merrill, Pickard, Anderson & Eyre, a Menlo Park-based venture capital firm. Mr. Rachleff serves on the board of directors of CacheFlow Inc. as well as several privately held companies.

  Frank D. Yeary has served as a member of the board of directors since February 1999. Mr. Yeary has been self-employed since March 2000. From July 1998 to March 2000, Mr. Yeary was a Managing Director of The Carlyle Group, where he was is in charge of Carlyle's domestic and global telecommunications and media investments. From December 1994 to June 1998, Mr. Yeary was Managing Director, Global Head of Telecommunications & Media and was a member of the Investment Banking Management Committee at Salomon Smith Barney. Mr. Yeary serves on the boards of directors of several privately held companies.

Board Meetings and Committees

  Our board of directors held a total of 6 meetings during the year ended December 31, 1999. The board of directors has an audit committee and a compensation committee. It does not have a nominating committee or a committee performing the functions of a nominating committee. From time to time, the board of directors has created various ad hoc committees for special purposes. No such committee is currently functioning.

  In March 1999, the board of directors established an audit committee and a compensation committee. The audit committee consists of Messrs. Dahl, Rachleff and Yeary, all of whom are outside directors, and held no meetings during the year ended December 31, 1999. The audit committee recommends engagement of NorthPoint's independent auditors, approves the services performed by such auditors and reviews and evaluates NorthPoint's accounting policies and its systems of internal accounting controls.

  The compensation committee consists of Messrs. Hundt, Wagner and Vendetti, all of whom are outside directors of NorthPoint, and held no meetings during the year ended December 31, 1999. The compensation committee acted by unanimous written consent 9 times during the year ended December 31, 1999. The compensation committee makes recommendations to the board of directors in connection with matters of compensation, including determining the compensation of NorthPoint's executive officers.

  None of the incumbent directors attended fewer than 75% of the aggregate number of meetings of the board of directors and of the committees upon which such director served during 1999.

Compensation Committee Interlocks and Insider Participation

  No interlocking relationship exists between the board of directors or the compensation committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. Messrs. Hundt, Wagner and Vendetti are affiliated with Charles Ross Partners, Accel Partners and Vulcan Ventures, respectively, which are holders of our preferred stock. See "Certain Transactions."

Director Compensation

  Nonemployee directors participate in our 1999 Plan, pursuant to which such directors are automatically granted options to purchase shares of common stock on the terms and conditions set forth in the 1999 Plan. During 1999, in accordance with the 1999 Plan, Messrs. Dahl, Fitzpatrick, Hundt, Rachleff, Vendetti, Wagner and Yeary each were granted options to purchase 40,000 shares of our common stock upon the consummation of our initial public offering at an exercise price of $24.00. On May 9, 2000, each non-employee director who is re-elected to the board of directors at the annual meeting will be granted an option to purchase 13,000 shares of common stock at an exercise price per share equal to the closing price of one share of common stock on May 8, 2000.

Recommendation of the Board of Directors

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED
ABOVE.

                   PROPOSAL 2: APPROVAL OF THE AMENDMENT AND
                  RESTATEMENT OF CERTIFICATE OF INCORPORATION

  On March 31, 2000, the board of directors unanimously adopted the Fourth Amended and Restated Certificate of Incorporation which amends and restates the previous certificate of incorporation to (i) decrease the number of authorized shares of capital stock from 382,500,000 to 305,526,843, (ii) decrease the number of authorized shares of preferred stock from 101,250,000 to 24,276,843, (iii) declassify all such authorized shares of preferred stock so as to make them available for future issuance, in one or more series of preferred stock, the rights, preferences and privileges of which will be determined by the board of directors from time to time in the future, and (iv) amend Article IV of our certificate of incorporation to eliminate all provisions applicable to the previously designated series of preferred stock, of which no shares remain outstanding. The undesignated preferred stock would be issuable from time to time in one or more series with such rights, preferences and privileges as may be determined by the board of directors.

  The board of directors believes that the capital structure contemplated by the Fourth Amended and Restated Certificate of Incorporation more appropriately reflects our present and future needs and recommends the amendment and restatement of our certificate of incorporation for adoption.

  The text of the proposed Fourth Amended and Restated Certificate of Incorporation is attached to this proxy statement as Annex A and is incorporated herein by this reference.

Our Current Preferred Stock

  Our Third Amended and Restated Certificate of Incorporation provides that we are authorized to issue two classes of stock, consisting of 281,250,000 shares of common stock and 101,250,000 shares of preferred stock. Of these shares of preferred stock, 39,517,170 are designated Series B preferred stock, 40,946,428 are designated Series C preferred stock, 8,190,000 are designated Series D preferred stock and 8,190,000 are designated Series D-1 preferred stock, totaling 96,843,598 shares of designated preferred stock. Prior to our initial public offering in May 1999, we had issued 76,973,157 shares of preferred stock. In connection with our initial public offering, all of the shares of Series B and Series C preferred stock automatically converted into shares of common stock, and all of the shares of Series D-1 preferred stock automatically converted into shares of Class B common stock. In March 2000, all outstanding shares of Class B common stock automatically converted into shares of common stock. No shares of preferred stock are currently outstanding.

  Of the 24,276,843 shares of preferred stock that remain authorized and available for issuance, 2,503,048 are designated as Series B preferred stock, 3,454,117 are designated as Series C preferred stock, 8,190,000 are designated as Series D preferred stock, 5,723,276 are designated as Series D-1 preferred stock, and 4,406,402 shares were not designated as a series of preferred stock. Article IV(B)(7) of our Third Amended and Restated Certificate of Incorporation prohibits the reissuance of any share of preferred stock that has previously been issued and requires that these shares be canceled. We cannot declassify shares of preferred stock that have been designated as a particular series of preferred stock without stockholder approval.

Purpose and Effect of the Amendment

  The principal purpose of the amendments contemplated by the Fourth Amended and Restated Certificate of Incorporation is to reduce our capital stock to eliminate the shares of preferred stock that were previously issued and are no longer outstanding and to declassify the remaining shares of preferred stock so as to make them available for future issuance, in one or more series of preferred stock, the rights, preferences and privileges of which will be determined by the board of directors in the future from time to time. This will allow all 21,726,067 shares of preferred stock currently authorized under our certificate of incorporation to be available in the event the board of directors determines that it is necessary or appropriate to raise additional capital through the sale of securities, to acquire another company or its business or assets, to establish strategic relationships with corporate partners, to provide equity incentives to employees, officers or directors or to pursue other business opportunities.

As of the date of this proxy statement, the board of directors has no agreement, arrangement or intention to issue any of the shares for which approval is sought. If the Fourth Amended and Restated Certificate of Incorporation is approved by the stockholders, the board of directors does not intend to solicit further stockholder approval prior to the issuance of any shares of preferred stock, except as may be required by applicable law, the Nasdaq National Market or other applicable stock exchange requirements, and the rights, preferences and privileges of such preferred stock will have the terms determined by the board of directors.

Potential Effect of Proposed Certificate Amendment on Holders of Common Stock

  The holders of common stock do not have any preemptive or similar rights to purchase any shares of preferred stock. Although the declassification of the shares of preferred stock will not, in and of itself, have any immediate effect on the rights of the holders of shares of common stock, the issuance of shares of one or more series of preferred stock could, depending on the nature of the rights and preferences granted to a newly issued series of preferred stock, affect the holders of shares of common stock in a number of respects, including the following:

  . by diluting the voting power of the holders of common stock, to the extent that a new series of preferred stock has voting rights;

  . by reducing the amount otherwise available for payment of dividends on common stock, to the extent dividends are payable on shares of a new series of preferred stock;

  . by restricting the payment of dividends on common stock, to the extent of any dividend restrictions set forth in the terms of a new series of preferred stock;

  . by diluting the market price of the common stock, to the extent that a new series of preferred stock provides for the conversion of such preferred stock into common stock at prices that could be (either initially or subject to anti-dilution or other adjustment provisions) below the fair market value of the common stock;

  . by reducing the amount otherwise available for payment upon liquidation of the company to holders of common stock, to the extent of any liquidation preference on a new series of preferred stock; and

  . by diluting the earnings per share and book value per share of outstanding shares of common stock and preferred stock.

  In addition, although the proposed amendments are not motivated by takeover concerns and are not considered or intended by the board of directors to be an antitakeover measure, the availability of additional authorized shares of undesignated preferred stock could enable the board of directors to make more difficult, discourage or prevent an attempt by a person, group or entity to obtain control of the company by a merger, tender offer, proxy contest or other means. For example, the board of directors could issue shares of preferred stock defensively into friendly hands or upon friendly terms in response to a takeover attempt. Such issuances could deter the types of transactions which may be proposed or could discourage or limit the participation of common stock in certain types of transactions that might be proposed (such as a tender offer), whether or not such transactions were favored by the majority of the stockholders, and could enhance the ability of officers and directors to retain their positions. We have previously adopted certain other measures that may have the effect of discouraging or delaying unsolicited takeover attempts and making removal of incumbent management more difficult. However, the board of directors is not aware of any present attempt to take over control of the company, and the board of directors has no present intention to use the preferred stock in order to impede a takeover attempt.

Implementing Amendment and Restatement of Certificate of Incorporation

  If approved by the stockholders at the Annual Meeting, the Fourth Amended and Restated Certificate of Incorporation will become effective upon filing with the Secretary of State of the State of Delaware. Although the board of directors intends to file the Fourth Amended and Restated Certificate of Incorporation as soon as practicable following the date of the annual meeting, if, in the judgment of the board of directors, any circumstances exist which would make consummation of the proposed amendments inadvisable, then, in accordance with Delaware law and notwithstanding approval of the Fourth Amended and Restated Certificate of Incorporation by the stockholders, the board of directors may abandon the proposed amendments.

No Appraisal Rights

  Under Delaware law, stockholders are not entitled to appraisal rights with respect to the proposed amendment and restatement of the certificate of incorporation.

Recommendation of the Board of Directors

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF INCORPORATION.

 PROPOSAL 3: APPROVAL OF THE AMENDMENT TO THE NORTHPOINT COMMUNICATIONS GROUP,
                   INC. AMENDED AND RESTATED 1999 STOCK PLAN

  Our Amended and Restated 1999 Stock Plan (the "1999 Plan") was adopted by the board of directors on March 22, 1999 and approved by the stockholders in April 1999. On May 4, 1999, the 1999 Plan was amended by the board of directors to reflect two stock splits effected by us and our name change. In March 2000, the 1999 Plan was amended by the board of directors to provide the administrator of the 1999 Plan with the right to delegate to a subcommittee of one or more qualified directors the authority to grant awards to non-executive officers. Also in March 2000, the 1999 Plan was amended by the board of directors to provide that the per share exercise price of non-qualified stock options granted by the full board to an executive officer need not comply with the limitations on exercise price set forth in the 1999 Plan, so long as any such grant is approved by both the compensation committee and the board of directors.

  Our stockholders are being asked to approve two amendments to the 1999 Plan which will (1) increase the number of shares of common stock reserved for issuance under the 1999 Plan by an additional 10,000,000 shares, and (2) revise the automatic share increase provisions of the 1999 Plan so that the number of shares of common stock reserved under the 1999 Plan will be automatically increased on March 22 of each year during the term of the 1999 Plan, commencing with March 22, 2001, by an amount equal to 5% of the total number of shares of common stock outstanding on the day of such increase.

  The amendments to increase the number of shares of common stock reserved for issuance under the 1999 Plan and to revise the automatic annual share increase provisions of the 1999 Plan were adopted by the board of directors on March 30, 2000. The amendments were designed to ensure that we can continue to grant stock options at levels determined appropriate by the board of directors. Stock options serve as an incentive, which reward employees and consultants for their performance and for business successes, reflected in the stock price appreciation. The board of directors believes that in order to attract, motivate and retain highly qualified employees and consultants and to provide such employees and consultants with adequate incentive through their proprietary interest in the company, it is necessary to increase the number of shares available for issuance under the 1999 Plan by increasing the number of shares of common stock reserved for issuance under the 1999 Plan and revising the automatic share increase provisions.

  Set forth below is a summary of the essential features of the 1999 Plan, together with the applicable tax implications, which will be in effect if the amendment to the 1999 Plan is approved by the stockholders. The summary, however, does not purport to be a complete description of all the provisions of the 1999 Plan. A copy of the 1999 Plan is attached to this proxy statement as Annex B and is incorporated herein by this reference.

Recommendation of the Board of Directors

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE NORTHPOINT COMMUNICATIONS GROUP, INC. AMENDED AND RESTATED 1999 STOCK PLAN

  The essential features of the 1999 Plan are outlined below.

General

  The 1999 Plan authorizes the grant to our employees of incentive stock options and to our employees and consultants of non-qualified stock options and stock purchase rights. Incentive stock options are intended to be "incentive stock options," as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The 1999 Plan also authorizes the grant of non-qualified stock options to our independent non-employee directors. The purposes of the 1999 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our employees, consultants and independent non-employee directors and to promote the success of our business.

Options Granted and Share Reserve

  26,282,765 shares of common stock have been reserved for issuance over the term of the 1999 Plan, including the 3,375,000 shares added to the reserve on March 22, 2000 pursuant to the existing automatic share increase provisions of the 1999 Plan and the 10,000,000-share increase which forms part of this proposal.

  As of December 31, 2000, options to purchase 8,490,214 shares were outstanding under the 1999 Plan and 6,509,786 shares remained available for future grants, including the 3,750,000 shares added to the reserve on March 22, 2000 pursuant to the existing automatic share increase provisions of the 1999 Plan. An additional 10,000,000 shares will immediately become available for future grant upon stockholder approval of this proposal. As of March 13, 2000, the aggregate fair market value of the shares subject to outstanding options under the 1999 Plan was $191,500,453, based upon the closing price of the common stock as reported on the Nasdaq National Market on that date, which was $22.5625. The actual benefits, if any, to the holders of stock options issued under the 1999 Plan are not determinable prior to exercise, as the value, if any, of such stock options to their holders is represented by the difference between the market price of a share of our common stock on the date of exercise and the exercise price of a holder's stock option.

  Shares subject to expired or canceled options will be available for future grant or sale under the 1999 Plan. In addition, shares which are delivered to us by an optionee or withheld by us upon the exercise of an option or stock purchase right in payment of the exercise price may again be optioned, granted or awarded under the 1999 Plan. No shares may be optioned, granted or awarded under the 1999 Plan, however, if such action would cause an incentive stock option to fail to qualify as an "incentive stock option" under Section 422 of the Code.

Administration

  The 1999 Plan is currently being administered by the compensation committee of the board of directors. The full board of directors will administer the 1999 Plan for options granted to directors. The compensation committee will consist of at least two members of our board of directors. A director may serve on the compensation committee only if he or she is then a "non-employee director" as defined by Rule 16b-3 under the Securities Exchange Act of 1934 and an "outside director" for purposes of Section 162(m) of the Code. We will pay all costs of administering the 1999 Plan. The 1999 Plan indemnifies the compensation committee for liability, loss, costs, damages, attorneys' fees, and other expenses the compensation committee may sustain or incur in connection with administration of the 1999 Plan.

  The board of directors has approved the formation of a stock option subcommittee of the compensation committee, to consist of a single member of the board of directors and to have the authority to grant options to employees who were not executive officers. Elizabeth A. Fetter has been appointed as the initial member of the stock option subcommittee.

Eligibility

  Our employees and consultants are eligible to receive options under the 1999 Plan. The compensation committee determines which of our employees will be granted options or stock purchase rights. No person is entitled to participate in the 1999 Plan as a matter of right. Only those employees and consultants who are selected to receive grants by the compensation committee may participate in the 1999 Plan. Independent non-employee directors are also eligible to receive grants under the 1999 Plan, as explained in "Director Options" below. The 1999 Plan provides that the maximum number of shares which may be subject to options or stock purchase rights granted under the 1999 Plan to any individual in any calendar year may not exceed 2,100,000. In addition, to the extent that an optionee would have the right in any calendar year to exercise for the first time one or more incentive stock options for shares having an aggregate fair market value (under all of our plans and determined for each share as of the date the option to purchase the share was granted) in excess of $100,000, such excess options shall be treated as non-qualified stock options.

Terms and Vesting of Options

  The compensation committee determines:

  . the number of shares subject to option grants to employees and consultants;

  . whether the option grants are "incentive stock options" or "non-qualified stock options;" and

  .  the terms and conditions of the option grants.

  The compensation committee may not grant an incentive stock option under the 1999 Plan to any person who owns more than 10% of the total combined voting power of all classes of our stock (a "10% Owner") unless the stock option conforms to the applicable provisions of Section 422 of the Code. Only our employees may be granted incentive stock options under the 1999 Plan. Employees and consultants may receive non-qualified stock options and stock purchase rights under the 1999 Plan. Options for directors are discussed in more detail in "Director Options" below. Each option will be evidenced by a written agreement.

  The term of an option is set by the compensation committee. In the case of an incentive stock option, the term of the option may not be longer than 10 years from the date the incentive stock option is granted, or if granted to a 10% Owner, five years from the date of the grant. Except as limited by the requirements of Section 422 of the Code, the compensation committee may extend the term of any outstanding option in connection with any termination of employment or the consulting relationship with an optionee, or amend any other term or condition of the outstanding option relating to the termination of an optionee.

  An option is exercisable when it "vests." Each option agreement will contain the period during which the right to exercise the option in whole or in part vests in the optionee. In no event will an option vest at a rate of less than 20% per year over five years from the date the option is granted. Unless the compensation committee provides otherwise, no option will be exercisable by any optionee who is then subject to Section 16 of the Securities Exchange Act of 1934 within the period ending six months and one day after the option is granted. At any time after the grant of an option, the compensation committee may accelerate the period during which an option vests. No portion of an option which is unexercisable at an optionee's termination of employment, termination of consulting relationship or termination of directorship will subsequently become exercisable, except as may be otherwise provided by the compensation committee (or the board of directors, in the case of director options) either in the agreement relating to the stock option or by action following the grant of the option. Unless the compensation committee provides otherwise, vesting of options will be tolled during any unpaid leave of absence.

Exercise Price

  The exercise price for the shares of common stock subject to each option will be specified in each option agreement. The compensation committee sets the exercise price at the time the option is granted. In certain instances, the exercise price is also subject to additional rules as follows:

  . In the case of options intended to qualify as performance-based compensation, or as incentive stock options, the exercise price may not be less than the fair market value for the shares of common stock subject to such option on the date the option is granted.

  . In the case of incentive stock options granted to a 10% Owner, the exercise price may not be less than 110% of the fair market value of the shares of common stock subject to such option on the date the option is granted.

  . In the case of non-qualified stock options, the exercise price may not be less than 85% of the fair market value for the shares of common stock subject to such option on the date the option is granted.

  . In the case of non-qualified stock options granted to a 10% Owner, the exercise price may not be less than 100% of the fair market value of the shares of common stock subject to such option on the date the option is granted.

  . In the case of options granted to directors, the exercise price will equal the fair market value of the shares of common stock subject to such option on the date the option is granted.

  Non-qualified stock options granted to an employee as an inducement to such employee to commence employment with us as an executive officer may be granted with a per share exercise price other than as set forth above. Any such grant must be approved by both the compensation committee and the full board of directors. The board of directors, not the compensation committee, shall determine, in its discretion, whether any such grant is made as an inducement to commence employment.

  For purposes of the 1999 Plan, the fair market value of a share of our common stock as of a given date will be the closing sales price of our common stock (or the closing bid, if no sales were reported) on the most recent trading day as reported in The Wall Street Journal or such other source as the compensation committee (or the board of directors, in the case of director options) deems reliable.

Exercisability

  The compensation committee determines when options become exercisable, including any restrictions or limitations such as those based on continued employment.

  An option may be exercised by delivering to the Secretary of the company a written or electronic notice of exercise on a form provided by us, together with full cash payment for the shares in the form of cash or a check payable to us in the amount of the aggregate option exercise price. However, the compensation committee, or the board of directors, in the case of director options, may in its discretion:

  . allow payment through the delivery of shares of common stock already owned by the optionee;

  . subject to certain timing requirements, allow payment through the surrender of shares of common stock which would otherwise be issuable on exercise of the option;

  . allow payment through the delivery of property of any kind which constitutes good and valuable consideration;

  .  allow payment by use of a full recourse loan from us;

  . allow payment through the delivery of a notice that the optionee has placed a market sell order with a broker with respect to shares of common stock then issuable on exercise of the option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to us in satisfaction of the option exercise price; or

  .  allow payment through any combination of the foregoing.

  In the case of a loan from us, the compensation committee (or the board of directors, in the case of director options) may prescribe the form of the loan and the security to be given for the loan.

Director Options

  Options granted to independent non-employee directors are "non-qualified stock options" to purchase shares of common stock under the 1999 Plan. Each independent non-employee director who was a member of the board of directors at the time of our initial public offering (the "IPO") was granted an option to purchase 40,000 shares of common stock on the date of the IPO (each, an "Initial Option"). Any independent non-employee director who is elected to the board of directors following the IPO will be granted an Initial Option to purchase 40,000 shares of common stock on the date of his or her initial election to the board of directors. In addition, each independent non-employee director will receive an option to purchase 13,000 shares of common stock on the date of each annual meeting of our stockholders after such director's initial election at which such director is reelected to the board of directors (each, a "Subsequent Option"). Members of the board of directors who are our employees who subsequently retire from the company and remain on the board of directors will not receive an Initial Option but, to the extent they are eligible, will receive Subsequent Options.

  The exercise price of the options granted to directors will be the fair market value of a share of common stock on the date of grant. Initial Options granted to directors will become exercisable in cumulative annual installments of 33% each on each of the first, second and third anniversaries of the date of option grant, generally without variation or acceleration. Subsequent Options granted to directors will become exercisable in cumulative monthly installments of 1/12 of the shares subject to each Subsequent Option on each monthly anniversary of the date of option grant commencing with the 25th monthly anniversary of the date of option grant. However, the board of directors may accelerate the exercisability of options granted to directors on the occurrence of certain specified extraordinary corporate transactions or events. No portion of an option granted to a director will be exercisable after the 10th anniversary after the date of option grant. Additionally, an option granted to a director will automatically expire and no longer be exercisable after the termination of the director's services for any reason.

Stock Purchase Rights and Restricted Stock

  The compensation committee may issue stock purchase rights to our employees and consultants either alone, in addition to or in tandem with the issuance of options under the 1999 Plan. The compensation committee determines:

  . the number of shares subject to stock purchase rights issued to employees and consultants;

  . the price per share for the restricted stock to be issued to an employee or consultant pursuant to a stock purchase right;

  . the time period within which an employee or consultant to whom a stock purchase right has been issued must accept such offer; and

  . the terms and conditions of the stock purchase rights and restricted stock.

  Restricted stock issued pursuant to the exercise of a stock purchase right will be evidenced by a written restricted stock purchase agreement. The restricted stock purchase agreement will contain such restrictions as the compensation committee provides, including restrictions concerning voting rights, transferability and restrictions based on duration of employment and the satisfaction of performance thresholds. We may repurchase from the holder of restricted stock the restricted stock immediately upon the termination of employment or consultancy for any reason (including death or disability) for an amount equal to the price paid for the restricted stock. The price for the restricted stock may be paid by the Company by cancellation of any indebtedness of the stockholder to us. Our repurchase option will lapse at a rate of at least 20% per year over five years from the date the restricted stock is purchased.

Adjustment Upon Changes in Capitalization or Merger

  The compensation committee (or the board of directors, in the case of director options) will appropriately adjust:

  .  the aggregate number of shares of common stock subject to the 1999 Plan;

  . the number of shares of common stock subject to outstanding options and stock purchase rights; and

  .  the price per share of outstanding options and stock purchase rights;

if there is any stock dividend, stock split, recapitalization, or other subdivision, combination or reclassification of shares of common stock.

Transferability

  An optionee cannot assign or transfer any option or stock purchase right granted under the 1999 Plan, except by will or the laws of descent and distribution. Each option may be exercised, during the lifetime of the optionee, only by such optionee.

Amendment and Termination of the 1999 Plan

  The board of directors may not, without prior stockholder approval:

  . amend the 1999 Plan so as to increase the number of shares of stock that may be issued under the 1999 Plan; or

  .  extend the term of the 1999 Plan.

  If not terminated earlier, the 1999 Plan will terminate on March 22, 2009. The board of directors may terminate the 1999 Plan at any time with respect to any shares not then subject to an option under the 1999 Plan. Except as indicated above, the board of directors may also modify the 1999 Plan from time to time.

Tax Information

  The following is a general summary under current law of the material federal income tax consequences to us and participants in the 1999 Plan with respect to the grant and exercise of options under the 1999 Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant to an optionee in light of his or her personal investment circumstances. This summarized tax information is not tax advice.

  We advise all optionees to consult their own tax advisor as to the specific tax consequences of participating in the 1999 Plan.

 Non-Qualified Stock Options

  For federal income tax purposes, if an optionee is granted non-qualified stock options under the 1999 Plan, the optionee will not have taxable income on the grant of the option, nor will we be entitled to any deduction. Generally, on exercise of non-qualified stock options an optionee will recognize ordinary income, and we will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the common stock on the date of exercise. An optionee's basis for the stock for purposes of determining the gain or loss on subsequent disposition of such shares will generally be the fair market value of the common stock on the date the optionee exercises the option. Any subsequent gain or loss will be generally taxable as capital gains or losses.

 Incentive Stock Options

  There is no taxable income to an optionee when he or she is granted an incentive stock option or when that option is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an "item of adjustment" for the optionee for purposes of the alternative minimum tax. Gain realized by an optionee on the sale of an incentive stock option is taxable at capital gains rates, and no tax deduction is available to us, unless the optionee disposes of the shares within (1) two years after the date of grant of the option or (2) within one year of the date the shares were transferred to the optionee. If the shares of common stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the option's exercise will be taxed at ordinary income rates, and we will be entitled to a deduction to the extent the optionee must recognize ordinary income. If such a sale or disposition takes place in the year in which the optionee exercised the option, the income the optionee recognizes upon sale or disposition of the shares will not be considered income for alternative minimum tax purposes. Otherwise, if the optionee sells or otherwise disposes the shares before the end of the one-year and two-year periods specified above, the maximum amount that will be included as alternative minimum tax income is the gain, if any, the optionee recognizes on the disposition of the shares.

  An incentive stock option exercised more than three months after an optionee retires, other than by reason of death or disability, will be taxed as a non-qualified stock option, and the optionee will be deemed to have received income on the exercise taxable at ordinary income rates. We will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

 Stock Purchase Rights and Restricted Stock

  For federal income tax purposes, if an optionee is granted a stock purchase right, the optionee generally will not have taxable income on the grant of the stock purchase right, nor will we then be entitled to any deduction. Generally, on the purchase of restricted stock pursuant to a stock purchase right, the optionee will also not have taxable income, nor will we be entitled to a deduction, unless the optionee makes a valid election under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the optionee generally will recognize ordinary income, and we will be entitled to a corresponding deduction, for an amount equal to the difference between the fair market value of the shares at the date such restrictions lapse over the purchase price for the restricted stock. If the optionee makes a valid election under Section 83(b) with respect to restricted stock, the optionee generally will recognize ordinary income at the date of issuance of the restricted stock in an amount equal to the difference, if any, between the fair market value of the shares at that date over the purchase price for the restricted stock, and we will be entitled to a deduction for the same amount.

 Section 162(m) of the Code

  In general, under Section 162(m) of the Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits) for certain executive officers exceeds $1.0 million (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any taxable year of the corporation. However, under Section 162(m), the deduction limit does not apply to certain "performance-based" compensation.

  Stock options and stock appreciation rights will satisfy the "performance-based" exception if (1) the awards are made by a qualifying compensation committee, (2) the plan sets the maximum number of shares that can be granted to any person within a specified period and (3) the compensation is based solely on an increase in the stock price after the grant date.

  The 1999 Plan has been designed to permit the compensation committee (or the board of directors, in the case of director options) to grant stock options which will qualify as "performance-based compensation." Stock purchase rights granted under the 1999 Plan would not qualify as "performance based compensation."

 Other Tax Consequences

  We recommend that optionees consult their personal tax advisors with respect to the federal, foreign (if applicable), state and local tax aspects of option grants, option exercises and any subsequent dispositions of common stock acquired under the 1999 Plan.

               PROPOSAL NO. 4: APPROVAL OF INDEPENDENT AUDITORS

  The board of directors has appointed the firm of PricewaterhouseCoopers LLP, independent auditors, to audit the financial statements of the company for the year ending December 31, 2000. In the event the stockholders do not ratify such appointment, the board of directors will reconsider its selection. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have the opportunity to respond to appropriate questions and to make a statement if they desire.

Recommendation of the Board of Directors

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPROVAL OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2000.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

  The following table sets forth the beneficial ownership of our common stock as of February 29, 2000, as to (1) each person who is known by us to beneficially own more than 5% of our common stock, (2) each of our current directors, (3) each of the executive officers named in the Summary Compensation Table beginning on page 23, and (4) all directors and executive officers as a group. Percentage ownership calculations are based on 125,167,787 shares of common stock outstanding as of February 29, 2000.

                                                                   Shares
     5% Stockholders, Directors,                    Shares      Beneficially
    Named Executive Officers, and                 Acquirable      Owned(1)
Directors and Executive Officers as a    Shares     Within   ------------------
                Group                    Owned     60 Days     Number   Percent
-------------------------------------  ---------- ---------- ---------- -------
The Carlyle Group(2).................  18,902,257       --   18,902,257  15.1%
 1001 Pennsylvania Avenue N.W., Suite
  220 S
 Washington, D.C. 20004
Vulcan Ventures Incorporated.........  10,243,824       --   10,243,824   8.2%
 110 110th Avenue, N.E., Suite 650
 Bellevue, WA 98004
Michael W. Malaga(3).................   7,261,030       --    7,261,030   5.8%
Elizabeth A. Fetter(4)...............         775   587,265     588,040    *
Herman W. Bluestein(5)...............     180,682    76,888     257,570    *
Henry P. Huff(6).....................      33,987   613,850     647,837    *
Ann W. Zeichner(7)...................     292,120   560,973     853,093    *
Robert K. Dahl(8)....................     130,477   151,441     281,918    *
Michael J. Fitzpatrick(9)............         --     12,222      12,222    *
Reed E. Hundt(10)....................     127,477    90,816     218,293    *
Andrew S. Rachleff(11)...............   6,153,413    12,222   6,165,635   4.9%
Dino J. Vendetti(12).................      31,869    12,222      44,091    *
J. Peter Wagner(13)..................   4,817,852    12,222   4,830,074   3.9%
Frank D. Yeary(14)...................         --     12,222      12,222    *
All directors and executive officers
 as a group (16 persons)(15).........  21,636,056 2,142,343  23,778,399  18.7%

--------
  * Less than 1%
 (1) Information with respect to beneficial ownership is based upon information furnished by each director and officer or contained in filings made with the Securities and Exchange Commission. Except as indicated in the footnotes to this table, the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

 (2) Consists of 18,902,257 shares held by various affiliates of The Carlyle Group.

 (3) Consists of 7,261,030 shares held by the Michael Malaga Revocable Trust. Mr. Malaga is the Settlor of the Michael Malaga Revocable Trust.

 (4) Includes 587,265 shares of common stock issuable upon the exercise of stock options that are exercisable on or before April 29, 2000.

 (5) Includes 76,888 shares of common stock issuable upon the exercise of stock options that are exercisable on or before April 29, 2000.

 (6) Includes 15,934 shares held by The Sierra Venture Management Company 1989 Deferred Savings Plan for the benefit of Mr. Huff. Mr. Huff holds exercisable options to purchase 613,850 shares of common stock, of which 217,756 are fully vested as of April 29, 2000.

(7) Includes 290,540 shares held by the Zeichner-Larango Family Trust UDT dated July 28, 1997. Ms. Zeichner is Co-Trustee of the Zeichner-Larango Family Trust. Also includes 1,580 shares held in trust for Ms. Zeichner's minor child. Also includes 560,973 shares of common stock issuable upon the exercise of stock options that are exercisable on or before April 29, 2000.

(8) Includes 130,477 shares held by The Dahl Family Trust dated October 31, 1989, as amended May 3, 1990. Mr. Dahl is the Trustee of The Dahl Family Trust. Also includes 151,441 shares of common stock issuable upon the exercise of stock options that are exercisable on or before April 29, 2000.

(9) Consists of 12,222 shares of common stock issuable upon the exercise of stock options that are exercisable on or before April 29, 2000.

(10) Includes 127,477 shares held by Charles Ross Partners Investment Fund Number 1. Mr. Hundt, a General Partner of Charles Ross Partners, may be deemed to have voting and investment power over the shares held by Charles Ross Partners Investment Fund Number 1. Mr. Hundt disclaims beneficial interest in such shares, except to the extent of his interest in Charles Ross Partners. Also includes 90,816 shares of common stock issuable upon the exercise of stock options that are exercisable on or before April 29, 2000.

(11) Includes 5,263,888 shares held by Benchmark Capital Partners, L.P. and 735,704 shares held by Benchmark Founders' Fund, L.P. Mr. Rachleff, a Managing Member of Benchmark Capital Management Co., LLC, the General Partner of Benchmark Capital Partners, L.P. and Benchmark Founders' Fund, L.P., may be deemed to have voting and investment power over the shares held by Benchmark Capital Partners, L.P. and Benchmark Founders' Fund, L.P. and its affiliates. Mr. Rachleff disclaims beneficial interest in such shares, except to the extent of his interest in Benchmark Capital Management Co., LLC. Also includes 153,821 shares held by the Andrew and Debra Rachleff Trust UTD May 19, 1992. Mr. Rachleff is Co-Trustee of the Andrew and Debra Rachleff Trust. Also includes 12,222 shares of common stock that are issuable upon the exercise of stock options that are exercisable on or before April 29, 2000.

(12) Includes 12,222 shares of common stock that are issuable upon the exercise of stock options that are exercisable on or before April 29, 2000.

(13) Includes 4,735,217 shares held by various affiliates of Accel Partners. Mr. Wagner, a General Partner of Accel Partners, may be deemed to have voting and investment power over the shares held by Accel Partners and its affiliates. Mr. Wagner disclaims beneficial interest in such shares, except to the extent of his interest in Accel Partners. Also includes 12,222 shares of common stock that are issuable upon the exercise of stock options that are exercisable on or before April 29, 2000.

(14) Includes 12,222 shares of common stock that are issuable upon the exercise of stock options that are exercisable on or before April 29, 2000.

(15) Includes 2,142,343 shares of common stock that are issuable upon the exercise of stock options that are exercisable on or before April 29, 2000.

(16) Includes 5,263,888 shares held by Benchmark Capital Partners, L.P.; 735,704 shares held by Benchmark Founders' Fund, L.P.; and 4,735,217 shares held by affiliates of Accel Partners. Andrew Rachleff, a director of NorthPoint, is a Managing Member of Benchmark Capital Management Co., LLC, the General Partner of Benchmark Capital Partners, L.P. and Benchmark Founders' Fund, L.P. Peter Wagner, a director of NorthPoint, is a General Partner of Accel Partners.

                       EXECUTIVE OFFICERS OF NORTHPOINT

  The current executive officers of NorthPoint are as follows:

 Name                          Age                   Position
 ----                          ---                   --------
 Elizabeth A. Fetter.........   41 Chief Executive Officer, President and
                                    Director
 Herman W. Bluestein.........   53 Chief Development Officer
 Michael P. Glinsky(1).......   55 Executive Vice President and Chief Financial
                                    Officer
 Michael G. Parks............   47 Chief Information Officer
 Steven J. Gorosh............   42 Executive Vice President, General Counsel
                                    and Secretary
 Nancy J. Hemmenway..........   46 Executive Vice President, Human Resources
                                    and Administration

--------

(1) Mr. Glinsky was appointed Executive Vice President and Chief Financial Officer in April 2000.

  Elizabeth A. Fetter has been the Chief Executive Officer of NorthPoint since March 2000, a member of the board of directors since January 2000 and the President of NorthPoint since March 1999. Ms. Fetter was also the Chief Operating Officer of NorthPoint from March 1999 to March 2000. From January 1998 until joining NorthPoint, Ms. Fetter was Vice President and General Manager of the Consumer Services Group at U S WEST where she was responsible for a $4.7 billion dollar business serving over 11 million customers with integrated wireline, wireless and data services. In 1997, Ms. Fetter served as Vice President and General Manager of Operator and Directory Services for SBC Communications Inc. From March 1991 to May 1997, Ms. Fetter held various executive positions in strategy, finance, sales, marketing and general management at Pacific Bell, most recently as President of the Industry Markets Group, where she was responsible for the company's wholesale, interconnection and resale businesses. Ms. Fetter worked in international management consulting and at Chevron Corporation prior to March 1991.

  Herman W. Bluestein has been the Chief Development Officer of NorthPoint since September 1998. From October 1997 until joining NorthPoint, Mr. Bluestein was Chief Executive Officer of Pacific Communications Services. From 1995 through 1997, Mr. Bluestein was Vice President of Wireless Strategy and Development for MCI Communications Corp. (now known as MCI WorldCom, Inc.) where he developed and executed MCI's wireless strategy, negotiated service agreements with cellular and PCS providers and managed strategic relationships with service providers. From 1994 to 1995, Mr. Bluestein was Vice President, Business Development and Alliance General Manager for MCI's alliance with British Telecommunications, plc. From 1989 to 1994, Mr. Bluestein was Vice President of Strategic Business Development and Geographic Expansion for Centex Telemanagement, Inc., a San Francisco-based telecommunications company that was acquired by MFS in 1994.

  Michael P. Glinsky has been the Chief Financial Officer of NorthPoint since April 2000. From June 1998 to April 2000, Mr. Glinsky was on sabbatical. From April 1996 until June 1998, Mr. Glinsky was Executive Vice President and Chief Financial Officer of U S WEST INC. From 1967 to April 1996, Mr. Glinsky was a Managing Partner of Coopers & Lybrand.

  Michael G. Parks has been the Chief Information Officer of NorthPoint since September 1999. From October 1998 to August 1999, Mr. Parks served as Executive Vice President of Wells Fargo Bank where he headed the bank-wide integration efforts for the merger of Norwest and Wells Fargo. From September 1997 to September 1998, Mr. Parks served as Executive Vice President of Wells Fargo's Retail Credit Services unit where he was responsible for providing systems and operations support for Wells Fargo's Consumer Banking Group. From June 1994 to September 1997, Mr. Parks was a Senior Vice President with SABRE Decision Technologies, a unit of AMR Corporation. Mr. Parks previously served in a number of senior management positions with American Airlines, most recently as Vice President of Information Systems.

  Steven J. Gorosh is a founder and has been the Executive Vice President of NorthPoint since March 2000 and the General Counsel and Secretary of NorthPoint since June 1997. Mr. Gorosh was also the Vice President of NorthPoint from June 1997 to March 2000. From June 1994 to June 1997, Mr. Gorosh was the Senior Counsel for MFS Intelenet, where he helped set regulatory strategy and obtain necessary local service regulatory authority for the nation's largest alternative local service provider. From June 1991 to June 1994, Mr. Gorosh served as the Senior Counsel at Centex prior to its acquisition by MFS. From April 1988 until joining Centex, Mr. Gorosh was an attorney in the FCC Common Carrier and General Counsel Bureaus.

  Nancy J. Hemmenway has been the Executive Vice President of Human Resources and Administration of NorthPoint since March 2000. Ms. Hemmenway was also the Vice President of Human Resources and Administration of NorthPoint from June 1999 to March 2000. From April 1995 to June 1999, Ms. Hemmenway was the Vice President of Human Resources of PrimeCo Personal Communications, a partnership between AirTouch Communications and Bell Atlantic. Prior to joining PrimeCo, from March 1991 to March 1995, Ms. Hemmenway was Director of Human Resources Planning for Bell Atlantic. Previous to that, she held management positions with Bell Atlantic in external affairs, regulatory, marketing and engineering from October 1983 to February 1991.

  Each executive officer serves at the sole discretion of the board of directors.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

  The following table shows the compensation received by our Chief Executive Officer and our top four other most highly compensated executive officers for the year ended December 31, 1999 (the "Named Executive Officers"), and the compensation received by each such individual for the years ended December 31, 1999 and 1998. We were formed in May 1997 and therefore did not compensate any of the Named Executive Officers for a full fiscal year in 1997. The column marked "All Other Compensation" consists of relocation expenses for which we reimbursed Ms. Fetter and Mr. Bluestein.

                                                       Long-Term
                           Annual Compensation       Compensation
                          ---------------------- ---------------------
                                                 Securities Underlying  All Other
                          Year  Salary   Bonus          Options        Compensation
                          ---- -------- -------- --------------------- ------------
Michael W. Malaga(1)....  1999 $206,320 $165,056             --               --
 Chairman of the Board    1998 $140,000 $ 14,215             --               --
  of Directors

Elizabeth A. Fetter(2)..  1999 $188,462 $250,000       2,025,000         $ 57,066
 CEO and President

Herman W. Bluestein.....  1999 $199,744 $159,795             --               --
 Chief Development        1998 $ 60,769 $ 20,000         787,500         $105,491
  Officer

Henry P. Huff(3)........  1999 $189,436 $151,549             --               --
 Chief Financial Officer  1998 $101,077      --          731,250              --

Ann W. Zeichner.........  1999  139,792  170,191             --               --
 Vice President, Sales    1998  121,846      --              --               --

--------
(1) Mr. Malaga served as the Chief Executive Officer of NorthPoint from June 1997 to March 2000. Mr. Malaga resigned as Chief Executive Officer in March 2000.

(2) Ms. Fetter joined the company in March 1999 as President and Chief Operating Officer and was elected Chief Executive Officer in March 2000. Ms. Fetter resigned as Chief Operating Officer in March 2000.

(3) Mr. Huff resigned as Chief Financial Officer in April 2000.

  The following tables set forth information for the Named Executive Officers with respect to grants of options to purchase common stock made in the year ended December 31, 1999 and the value of all options held by such executive officers on December 31, 1999. In the column marked "Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term," potential gains are net of exercise price, but before taxes associated with the exercise. These amounts represent certain assumed rates of appreciation only, based on the SEC rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option-holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

               Option Grants During Year Ended December 31, 1999

                                                    Individual Grants
                          -------------------------------------------------------------------------
                                                                             Potential Realizable
                                                                           Value at Assumed Annual
                          Number of       % of Total                         Rates of Stock Price
                          Securities       Options     Exercise            Appreciation for Option
                          Underlying      Granted to   or Base                     Term(2)
                           Options        Employees     Price   Expiration ------------------------
Name                       Granted      during Year(1)  ($/Sh)     Date      5% ($)      10% ($)
----                      ----------    -------------- -------- ---------- ----------- ------------
Michael W. Malaga(3)....        --            --          --        --             --           --
Elizabeth A. Fetter(4)..  2,025,000(5)       21.9%      $6.66    3/22/09   $65,711,250 $112,367,250
Henry P. Huff(6)........        --            --          --        --             --           --
Herman W. Bluestein.....        --            --          --        --             --           --
Ann W. Zeichner.........        --            --          --        --             --           --

--------
(1) Based on an aggregate total of 9,242,386 options granted to employees in 1999, under our 1997 and 1999 Stock Plans.

(2) Potential realizable values are reported net of the option exercise price, but before taxes associated with the exercise, if any. These amounts represent certain assumed rates of appreciation only, in accordance with regulations of the Securities and Exchange Commission. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the future performance of the common stock and overall market conditions, as well as executives continued employment through the vesting period. There is no assurance that the amounts reflected would be realized.

(3) Mr. Malaga served as the Chief Executive Officer of NorthPoint from June 1997 to March 2000. Mr. Malaga resigned as Chief Executive Officer in March 2000.

(4) Ms. Fetter joined the company in March 1999 as President and Chief Operating Officer and was elected Chief Executive Officer in March 2000. Ms. Fetter resigned as Chief Operating Officer in March 2000.

(5) On March 22, 1999, we granted to Elizabeth A. Fetter an option to purchase 2,025,000 shares of common stock at an exercise price of $6.66 per share, the fair market value of one share of common stock on the date of grant, as determined by our board of directors. The option vests as follows: (1) 281,250 shares subject to the option are exercisable immediately, (2) 1/4 of the remaining unvested shares subject to the option vest on March 15, 2000, and (3) 1/36 of the remaining unvested shares (the total number of shares subject to the option less the number of shares that vested pursuant to clauses (1) and (2) above) vest on each monthly anniversary of the vesting commencement date after March 15, 2000, based upon Ms. Fetter's continued employment by the company.

(6) Mr. Huff resigned as Chief Financial Officer in April 2000.

  The following table provides information concerning exercises of options to purchase our common stock in the fiscal year ended December 31, 1999, and unexercised options held as of December 31, 1999, by the Named Executive Officers. The fair value of the unexercised in-the-money options was $24.00 per share at December 31, 1999, which was the closing price per share of our stock on the Nasdaq National Market on that date. The option exercise prices were set by our board of directors and generally reflect its best estimate of the fair value of our stock on the date of each grant based on recent sales of our equity securities, developments in our business and developments in the financial markets.

                 Aggregated Option Exercises in the Year Ended
                 December 31, 1999 and Year-End Option Values

                                                         Number of
                                                   Securities Underlying     Value of Unexercised
                            Shares                  Unexercised Options     In-the-Money Options at
                          Acquired on   Value      at December 31, 1999      December 31, 1999(1)
Name                       Exercise    Realized  Exercisable/Unexercisable Exercisable/Unexercisable
----                      ----------- ---------- ------------------------- -------------------------
Michael W. Malaga(2)....        --           --             --                        --

Elizabeth A. Fetter(3)..    166,250   $5,149,230    180,000/ 1,743,750       $4,320,000/$41,850,000

Herman W. Bluestein.....    240,000   $5,671,656     41,977/  535,521        $1,007,448/$12,852,504

Henry P. Huff(4)........    117,400   $3,526,754    670,850/  --            $16,100,400/  --

Ann W. Zeichner.........    347,230   $6,287,611    512,265/  615,235       $12,294,360/$14,765,640

--------
(1) The fair market value of our common stock (as reported on the Nasdaq National Market) at the close of business on December 31, 1999 was $24.00.

(2) Mr. Malaga served as the Chief Executive Officer of NorthPoint from June 1997 to March 2000. Mr. Malaga resigned as Chief Executive Officer in March 2000.

(3) Ms. Fetter joined the company in March 1999 as President and Chief Operating Officer and was elected Chief Executive Officer in March 2000. Ms. Fetter resigned as Chief Operating Officer in March 2000.

(4) Mr. Huff resigned as Chief Financial Officer in April 2000.

           EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND
                        CHANGE-IN-CONTROL ARRANGEMENTS

Employment Agreements

  On March 7, 2000, we entered into employment agreements with Elizabeth A. Fetter, Herman W. Bluestein, Steven J. Gorosh, Nancy S. Hemmenway and Michael
G. Parks. Ms. Fetter is our Chief Executive Officer and President. Mr. Bluestein is our Chief Development Officer. Mr. Gorosh is our Executive Vice President, General Counsel and Secretary. Ms. Hemmenway is our Executive Vice President, Human Resources and Administration. Mr. Parks is our Chief Information Officer. On April 3, 2000, we entered into an employment agreement with Michael P. Glinsky, our Executive Vice President and Chief Financial Officer.

  Pursuant to the agreements, each employee is required to devote substantially all of his or her time and attention to our business and affairs. The employment agreements provide for annualized base salaries in 2000 as follows: Ms. Fetter, $250,000; Mr. Bluestein, $220,000; Mr. Gorosh, $225,000; Ms. Hemmenway, $165,000; Mr. Parks, $200,000; and Mr. Glinsky,
$250,000. In addition, each executive is entitled to annual bonus compensation to be determined by the compensation committee of the board of directors. The award of any bonus compensation, however, is dependent on the achievement of objectives established by the compensation committee. The employment agreements provide that the executives are employed "at-will" and each of the agreements may be terminated by us at any time or by the executives upon 30 days' prior written notice.

  The employment agreements also provide these executive officers with certain severance benefits in the event their employment with us is involuntarily terminated by us without cause following a change of control, or the executive resigns in connection with a material change in the executive's employment circumstances following a change of control. With respect to the agreements with Ms. Fetter, Mr. Bluestein, Ms. Hemmenway and Mr. Parks, these severance benefits include accelerated vesting of all of the executive's outstanding stock options and 12 months of salary continuation payments, health care coverage and life insurance. With respect to the agreement with Mr. Gorosh, these severance benefits include accelerated lapsing of the restrictions contained in the restricted stock purchase agreement governing the shares of common stock owned by Mr. Gorosh and 12 months of salary continuation payments, health care coverage and life insurance. With respect to the agreement with Mr. Glinsky, these severance benefits include accelerated vesting of all of his outstanding stock options and six months of salary continuation payments, health care coverage and life insurance. The foregoing severance provisions do not apply if the executive is offered a comparable position with the new corporate entity, whether or not executive accepts such position.

  For purposes of the executive employment agreements, the term "change in employment circumstances" means a material reduction by us in the executive's compensation, a failure to provide the executive with benefits, a material reduction in the executive's job responsibilities or the nature or scope of the executive's functions, executive's relocation by us to a facility or location more than 35 miles from executive's principal place of employment at least two days per week, or the breach by us of our obligations under any agreement with the executive or our repudiation of our obligations under the executive employment agreement.

  For purposes of the executive employment agreements, termination for "cause" generally means the executive's termination by us as a result of the executive's conviction of a felony, the executive's fraud with respect to us, intentional misconduct by the executive intended to have a materially adverse effect on our business, the executive's repeated failure to satisfactorily perform his or her duties, an intentional breach by the executive of any of his or her fiduciary obligations or a material breach of any agreement with us or the executive's death or permanent disability.

Stock Option Agreements

  All options granted to our executive officers become subject to accelerated vesting if a change of control occurs. In the event of a change of control, the options will vest on an accelerated basis as follows: (1) that number of shares of our common stock subject to the options that would have vested six months after the date of the change of control will vest immediately upon the occurrence of a change of control, (2) no additional shares of common stock will vest for a period of six months after the change of control and (3) shares shall again vest in accordance with the vesting schedule set forth in the option agreement governing the options commencing with the date six months following the date of the change of control. The provisions of the executive employment agreements described above supersede the change of control provisions of the option agreements with those executives with respect to accelerated vesting if a change of control occurs.

Restricted Stock Awards

  In August 1997, Michael Malaga, our Chairman of the Board, and, until March 2000, our Chief Executive Officer, was awarded the right to purchase shares of restricted stock, all of which he purchased at that time. These shares of restricted stock are subject to a repurchase option held by us and certain other restrictions. These restrictions lapse as to 115,088 shares per month. As of February 29, 2000, Mr. Malaga held approximately 5,524,225 shares of common stock free of the restrictions in the restricted stock agreement. Mr. Malaga's restricted stock agreements provide that the restrictions on his restricted stock will lapse, or vest, on an accelerated basis in the event of a change of control. Specifically, 688,704 shares of common stock will be released from the restrictions on the date of the change of control and 115,088 shares will be released from the restrictions on the fourth day of each month commencing with the sixth month following the date of the change of control until all shares are released from the restrictions. In the event Mr. Malaga's employment relationship with us is terminated within two years following a change of control, and such termination is an involuntary termination or a termination without cause, then all shares shall be released from the restrictions. As of March 4, 2000, 3,836,277 shares owned by Mr. Malaga remained subject to the restrictions set forth in the restricted stock agreement.

  In August 1997, Mr. Gorosh was also awarded the right to purchase shares of restricted stock, all of which he purchased at that time. These shares of restricted stock are subject to a repurchase option held by us and certain other restrictions. These shares of restricted stock are subject to a repurchase option held by us and certain other restrictions. These restrictions lapse as to 44,336 shares per month. As of February 29, 2000, Mr. Gorosh held approximately 2,128,147 shares of common stock free of the restrictions in the restricted stock agreement. The restrictions on Mr. Gorosh's restricted stock lapse on an accelerated basis in the event of a change of control pursuant to his executive employment agreement executed in March 2000. These provisions of his employment agreement superseded the provisions regarding accelerated lapsing of the restrictions on his restricted stock contained in his restricted stock agreement.

  For purposes of Mr. Malaga's and Mr. Gorosh's restricted stock agreements, the term "involuntary termination" means, with respect to both Mr. Malaga and Mr. Gorosh, voluntary termination of employment with us following a material reduction by us in his compensation, a complete elimination of benefits, a material reduction in job responsibilities inconsistent with his position with us and responsibilities prior to the change in control, taking into account the change in ownership of NorthPoint or membership of the board of directors resulting in the change of control, or his relocation to a facility or location more than 35 miles from our location prior to the change of control.

  For purposes of Mr. Malaga's and Mr. Gorosh's restricted stock agreements, termination for "cause" generally means, with respect to both Mr. Malaga and Mr. Gorosh, termination as a result of a material breach by him of any material term of his restricted stock agreement, his conviction of a felony, fraud, repeated unexplained or unjustified absence, willful breach of fiduciary duty or gross negligence or willful misconduct where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to us or our subsidiaries.

  For purposes of the executive employment agreements, the executive option agreements and the restricted stock agreements, a "change of control" includes the acquisition by any person of beneficial ownership of 50% or more of our outstanding voting stock, a merger or consolidation or other transaction in which either we are not the surviving company or our stockholders immediately prior to the transaction do not continue to own at least 50% of the surviving corporation immediately after the transaction, or the approval by our stockholders of a plan of complete liquidation of NorthPoint or an agreement for the sale or disposition by us of all or substantially all of our assets.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following Compensation Committee Report and the Performance Graph shall not be incorporated by reference into any such filings.

                            COMPENSATION COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION

  The following is a report of the compensation committee of the board of directors describing the compensation policies applicable to our executive officers during the year ended December 31, 1999. The compensation committee recommends salaries, incentives and other forms of compensation for our directors and officers, administers our various incentive compensation and benefit plans, including stock plans, and recommends policies relating to such incentive compensation and benefit plans. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

Compensation Philosophy

  The general philosophy of the compensation committee is to provide executive compensation programs, including salary, bonus and equity incentive programs, that will enhance the profitability of the company and its stockholder value by aligning the financial interests of the company's executives with those of its stockholders. The compensation committee is responsible for the formulation of appropriate compensation plans and incentives for executives of the company, the recommendation of such plans and incentives to the board of directors for its consideration and adoption, specific responsibility for the compensation of the executive officers, the award of equity incentives and the ongoing administration of various compensation programs as may be authorized or directed by the board of directors.

  The overall goal of the compensation committee is to ensure that compensation policies are consistent with the company's strategic business objectives and provide incentives for the attainment of these objectives. The compensation program includes three components:

  . Base salary, which is intended to provide a stable annual salary at a level consistent with individual contributions.

  . Variable pay, which links bonus and other short-term incentives to the performance of the company and the individual executive.

  . Stock ownership and similar long-term incentives, which encourage actions to maximize stockholder value.

  Another goal of the compensation committee is to ensure that the Chief Executive Officer and other executives are compensated in a manner that is consistent with the company's compensation strategy, that is competitive with other companies in the industry, and that is equitable within the company. The compensation committee believes that compensation programs must be structured to attract and retain talented executives.

Base Salary

  It is the compensation committee's policy to position base executive salaries annually at levels that are competitive within the industry, with consideration for industry standards, individual performance and scope of responsibility in relation to other officers and key executives within the company. These factors are considered subjectively in the aggregate and none of the factors is accorded a specific weight. In selected cases, other factors may also be considered.

  In establishing compensation guidelines with respect to base salary, the company utilized data from various surveys prepared by independent firms to assist it in setting salary levels competitive with those of other industry companies. While it is the compensation committee's intent to continue to review periodically base salary information to monitor competitive ranges within the applicable market, including consideration of the company's geographic location and individual job responsibilities, it is further the intent of the compensation committee to maintain a close relationship between the company's performance and the base salary component of its executive officers' compensation.

Performance Bonuses

  The compensation committee also sets the bonuses of the executive officers and consults with our chief executive officer regarding our bonus policies. Currently, we maintain certain bonus programs for key corporate employees for the payment of cash bonuses based on a combination of company performance in relation to predetermined objectives and/or individual executive performance during the year. The purpose of these programs is (1) to offer incentives to key management to (A) reward them for achieving financial goals and
(B) further the alignment of interests of key management with our stockholders, and (2) to provide incentives to operations management to maintain a high level of profitability and asset utilization and to achieve our financial goals in individual markets. Bonuses for key corporate employees are based on our achievement of certain financial and operational objectives, and each executive participant's bonus award is calculated as a percentage of base salary, pro-rated by length of service during the year, and ranges from 40% to 100% of base salary.

  During the early months of each year, the compensation committee, together with the Chief Executive Officer, establishes financial and operational target objectives for the year and individual bonus opportunities based on industry comparisons. Payouts in relation to targeted amounts are adjusted upward or downward based on the company's performance in relation to targets. The greater weight is placed on operational results. Individual awards are then subject to increase or decrease based on the individual performance of the executive during the year. Individual targeted bonus opportunities (before adjustment for company and individual performance) ranged from approximately 32% to 100% of base salary during 1999.

Stock Options and Other Awards

  The compensation committee utilizes stock options, restricted stock and other equity awards as a key incentive because they provide executives with the opportunity to become stockholders, and thereby share in the long-term appreciation in the value of our common stock. The compensation committee believes that the management employees should be rewarded with a proprietary interest in the company for continued outstanding long-term performance and to attract, motivate and retain qualified and capable executives. The compensation committee believes these awards are beneficial to us and our stockholders because they directly align the interests of our executives with those of our other stockholders.

  In March 1999, the board of directors adopted the Amended and Restated NorthPoint Communications Group, Inc. 1999 Stock Plan, which was approved by the stockholders in April 1999. Under the 1999 Plan, the governing committee of the board of directors may grant, at its discretion, awards to participants in the form of non-qualified stock options, incentive stock options, a combination thereof or other equity incentives. The maximum number of shares subject to the 1999 Plan is 16,282,765 shares. In addition, shares subject to expired or canceled options granted under the NorthPoint Communications, Inc. 1997 Stock Option Plan will be available for future grant or sale under the 1999 Plan. The company no longer grants stock options under the 1997 Plan, although the 1997 Plan is still in effect.

  The compensation committee determines the awards, if any, to be granted from time to time to executives pursuant to our stock option plans. Substantially all of the awards have been incentive stock options, which are granted at no less than the prevailing market value. Accordingly, these awards will only benefit executives if the price of our common stock increases over the term of the applicable option. The company's stock options typically vest ratably over a period of four years. Options are granted as compensation for performance and as an incentive to promote our future growth and profitability. In determining the relationship between the options to be granted to executive employees and the compensation paid by competitors to their executives, the compensation committee takes into account the outstanding options already held by each individual executive officer, and the projected value of the options based on historical and assumed appreciation rates of the shares of our common stock.

Compensation of Chief Executive Officer

  The compensation for Michael W. Malaga, the company's Chief Executive Officer, is determined based on a number of factors, including comparative salaries of chief executive officers of companies in the company's peer group, Mr. Malaga's individual performance and the company's performance as measured against the stated objectives. The 1999 compensation of Mr. Malaga consisted of base salary and bonus. In establishing the 1999 bonus for Mr. Malaga, the compensation committee considered (1) his oversight of operating performance of the company, (2) his oversight of the financial performance of the company, and (3) his success in meeting key strategic goals.

Deductibility of Executive Compensation

  The compensation committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and four other most highly compensated executive officers, unless such compensation meets the requirements for the "performance-based" exception to the general rule. Since the cash compensation paid by the company to each of its executive officers is expected to be well below $1 million and the company believes that options granted under the company's 1997 and 1999 Stock Option Plans will meet the requirements for qualifying as performance-based, the compensation committee believes that this section will not affect the tax deductions available to the company. It will be the compensation committee's policy to qualify, to the extent reasonable, the executive officers' compensation for deductibility under applicable tax law.

                                          March 14, 2000

                                          SUBMITTED BY THE COMPENSATION
                                          COMMITTEE OF THE BOARD
                                          OF DIRECTORS

                                          Reed E. Hundt
                                          Dino J. Vendetti
                                          J. Peter Wagner

Performance Graph

  The following graph compares the cumulative total stockholder return, assuming reinvestment of all dividends, for our common stock at December 31, 1999 since May 5, 1999 (the date on which our common stock was first registered under Section 12 of the Securities Exchange Act of 1934) to the cumulative return over such period of the U.S. Index for the Nasdaq National Market and the Nasdaq National Market Telecommunications Index. The graph assumes that $100 was invested on May 5, 1999 in our common stock and in each of the comparative indices. The graph further assumes that such amount was initially invested in our common stock at a price per share of $24.00, the price to which such stock was first offered to the public by us on that date. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                COMPARISON OF 8 MONTH CUMULATIVE TOTAL RETURN*
                 AMONG NORTHPOINT COMMUNICATIONS GROUP, INC.,
                     THE NASDAQ STOCK MARKET (U.S.) INDEX
                    AND THE NASDAQ TELECOMMUNICATIONS INDEX

--------
 * $100 INVESTED ON 5/5/99 IN STOCK OR
   INDEX-- INCLUDING REINVESTMENT OF
   DIVIDENDS. FISCAL YEAR ENDING DECEMBER
   31.

                                      5/05/1999 6/30/1999 9/30/1999 12/31/1999
                                      --------- --------- --------- ----------
   NorthPoint Communications Group,
    Inc. ...........................   100.00    152.08     77.08     100.00
   Nasdaq Stock Market (U.S.).......   100.00    106.42    108.85     157.09
   Nasdaq Telecommunications Index..   100.00    100.79     93.42     132.86

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Reorganization

  In March 1999, we completed a reorganization in which NorthPoint Communications, Inc. became a wholly owned subsidiary of a newly created holding company, NorthPoint Communications Group, Inc. As a result of the reorganization, the stockholders of NorthPoint Communications immediately before the reorganization became the only stockholders of NorthPoint Communications Group immediately after the reorganization. The reorganization allowed us to pledge the capital stock of NorthPoint Communications to the lenders of our secured credit facility which closed in April 1999.

Stock Options and Restricted Stock

  We have reserved shares of common stock for issuance under our stock option plans. On March 22, 1999, we granted an option to purchase 2,025,000 shares of common stock at an exercise price of $6.67 per share to Elizabeth A. Fetter, President and Chief Operating Officer of NorthPoint. On June 29, 1999, we granted an option to purchase 150,000 shares of common stock at an exercise price of $32.63 per share to Michael Parks, Chief Information Officer of NorthPoint. On June 29, 1999, we granted an option to purchase 100,000 shares of common stock at an exercise price of $32.63 per share to Nancy Hemmenway, Executive Vice President, Human Resources and Administration of NorthPoint. On September 30, 1999, we granted an option to purchase 150,000 shares of common stock at an exercise price of $18.63 per share to Bao Le, Vice President, Operations and Engineering of NorthPoint. On October 31, 1999, we granted Mr. Parks an option to purchase 45,000 shares of common stock, Ms. Hemmenway an option to purchase 30,000 shares of common stock, and Mr. Le an option to purchase 45,000 shares of common stock, each at an exercise price of $25.69 per share. On April 5, 2000, we granted an option to purchase 500,000 shares of common stock at an exercise price of $10.00 per share to Michael P. Glinsky, our Executive Vice President and Chief Financial Officer. Mr. Glinsky's option is immediately exercisable. The option exercise prices for option grants prior to May 5, 1999, the date of our initial public offering, were set by our board of directors and generally reflect its best estimate of the fair value of our stock on the date of each grant based on recent sales of our equity securities, developments in our business and developments in the financial markets. With the exception of the option grant to Mr. Glinsky, the option exercise prices for option grants following our initial public offering are equal to the closing sales price for our common stock on the last trading day prior to the date of grant. When the board of directors elects to grant options at a lower price, we recognize deferred compensation for the difference.

Employment Agreements

  We have entered into employment agreements with several of our executive officers. For descriptions of these agreements, see the section entitled "Employment Agreements, Termination of Employment and Change-in-Control Arrangements" above.

Issuance of Series C Preferred Stock

  In December 1998, we began negotiations for the sale of our Series C preferred stock. On February 19, 1999, we sold 37,715,335 shares of Series C preferred stock at a purchase price of $1.57 per share. Purchasers of the Series C preferred stock included funds affiliated with The Carlyle Group (23,902,257 shares). Other purchasers of the Series C preferred stock included Vulcan Ventures Incorporated (10,243,824 shares), Benchmark Capital Partners, L.P. (279,616 shares), Benchmark Founders' Fund, L.P. (39,079 shares), funds affiliated with Accel Partners (311,683 shares), The Dahl Family Trust Dated October 31, 1989, as amended May 3, 1990 (127,477 shares), Dino Vendetti (31,869 shares) and The Sierra Ventures Mgmt. Co. 1989 Deferred Savings Plan FBO Henry P. Huff (15,934 shares). Andrew Rachleff, Peter Wagner and Dino Vendetti, each of whom currently serves as a member of the board of directors, are affiliated with Benchmark Capital, Accel Partners and Vulcan Ventures, respectively. Frank Yeary, who serves as a member of the board of directors, was affiliated with The Carlyle Group at the time of the Series C preferred stock financing. All outstanding shares of

Series C preferred stock automatically converted into shares of common stock in connection with our initial public offering.

Registration Rights

  Pursuant to the Fifth Amended and Restated Rights Agreement dated March 22, 1999, as of December 31, 1999, holders of 83,139,519 shares of common stock issued or issuable upon conversion of Series B preferred stock, Series C preferred stock, Series D preferred stock, Series D-1 preferred stock and Class B common stock or exercise of certain outstanding warrants (collectively, the "Rights Holders") are entitled to certain registration rights with respect to these shares ("Registrable Securities").

  Company Registration. If we propose to register any of our or a holder's common stock under the Securities Act, the Rights Holders are entitled to notice of such proposed registration and the opportunity to include the Registrable Securities in the registration. If the registration involves an underwriting, the underwriters have the right to limit shares proposed to be included in the registration and underwriting by the Rights Holders to 20% of the total number of securities included in such registration and underwriting.

  Requested Registration. If the holders of at least 20% of the Registrable Securities relating to the Series B preferred stock, Series C preferred stock, Series D preferred stock, Series D-1 preferred stock and Class B common stock or the holders of at least 40% of the Registrable Securities relating to certain outstanding warrants request that we file a registration statement, we are required to use our best efforts to cause such shares to be registered, subject to certain conditions and limitations. The holders of the Registrable Securities relating to the Series B preferred stock, Series C preferred stock, Series D preferred stock, Series D-1 preferred stock and Class B common stock and of the Registrable Securities relating to certain outstanding warrants are each entitled to two such demand registrations. If, in an underwritten public offering, the underwriters require a limitation on the number of securities to be included in the registration, then the number of shares of Registrable Securities that may be included in the registration and underwriting will be allocated (1) among all Rights Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by the Rights Holders at the time of filing the registration statement in the case of a registration requested by the holders of Registrable Securities relating to the Series B preferred stock and Series C preferred stock, and (2) first to the holders of Registrable Securities relating to certain outstanding warrants and then among all other Rights Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Rights Holders at the time of filing the registration statement in the case of a registration requested by the holders of Registrable Securities relating to certain outstanding warrants.

  Registration on Form S-3. The Rights Holders have the right to require us to register all or a portion of their Registrable Securities on Form S-3 when this form becomes available to us, provided that the aggregate proceeds of such registration are expected to exceed $1,000,000 or cover all remaining Registrable Securities relating to certain warrants and provided that we are not required to effect more than one such registration in any twelve-month period.

  Termination of Registration Rights. The registration rights terminate as to any Rights Holder on May 5, 2004.

Other Registration Rights

  In addition, we have granted to Microsoft registration rights with respect to its shares of Class B common stock, and the shares of common stock issuable upon conversion of these shares, to be issued upon exercise of Microsoft's warrant. Specifically, at any time after May 5, 2000, if the holders of at least 50% of the Microsoft registrable securities then held by Microsoft or any of its transferees request that we file a registration statement, we are required to use our best efforts to cause the shares to be registered, subject to conditions and limitations. The holders of the Microsoft registrable securities are entitled to two demand registrations. The rights of the holders of the Microsoft registrable securities are subject to the registration rights granted to the Rights Holders pursuant to the Rights Agreement. The registration rights granted to Microsoft and its transferees terminate on May 5, 2004.

Vendor Relations

  Greylock IX Limited Partnership, a principal stockholder of NorthPoint, owned more than 10% of the capital stock of Copper Mountain, a vendor of NorthPoint. Our payments to Copper Mountain for the year ended December 31, 1999 totaled approximately $42,500,000. We believe that the transactions with Copper Mountain were completed on an arm's-length basis.

The Strategic Investments

  The Series D-1 Preferred Stock Private Placements. In March and April 1999, concurrently with the execution of commercial agreements, we received equity investments from ALC Communications Corporation (an affiliate of Global Crossing Holdings Limited), Excite@Home, Cable & Wireless USA, Inc., Concentric Network Corporation, ICG Services, Inc. (an affiliate of ICG Communications, Inc.), Netopia, Inc., Network Plus Corporation and Verio Inc. ALC Communications Corporation purchased $4,900,016 of Series D-1 preferred stock. Excite@Home purchased $5,999,994 of Series D-1 preferred stock. Cable & Wireless USA, Inc. purchased $4,999,994 of Series D-1 preferred stock. Concentric Network Corporation purchased $5,001,120 of Series D-1 preferred stock. ICG Services, Inc. purchased $9,999,990 of Series D-1 preferred stock. Netopia, Inc. purchased $999,988 of Series D-1 preferred stock. Network Plus Corporation purchased $2,499,992 of Series D-1 preferred stock. Verio Inc. purchased $4,400,000 of Series D-1 preferred stock. Upon completion of our initial public offering, the Series D-1 preferred stock converted into 2,466,724 shares of Class B common stock. The Class B common stock automatically converted into common stock in March 2000. The Series D-1 purchasers have also each agreed not to acquire more than 10% of NorthPoint's voting stock without our consent until March 2002. In addition, each of the Series D-1 purchasers has agreed to vote any voting securities it holds as recommended by our board of directors, except with respect to votes pursuant to the protective provisions of our certificate of incorporation.

  Microsoft. We have entered into a commercial agreement with Microsoft. Microsoft purchased $30 million of our common stock in our initial public offering. In connection with its purchase of our common stock, Microsoft received a warrant to purchase an additional $30 million of our Class B common stock at an exercise price of $36.00 per share. This warrant is exercisable at any time and expires on May 5, 2004. Commencing in March 2000, the Class B common stock may be converted into common stock on a one-for-one basis, at Microsoft's option, provided that Microsoft would not hold more than 10% of the voting stock of NorthPoint. The Class B common stock will automatically convert into common stock upon transfer by Microsoft to a third party after March 2000. This warrant, the Class B common stock issuable upon exercise of this warrant and the common stock issuable upon the conversion of the Class B common stock were registered by us in connection with our initial public offering. In addition, we have granted Microsoft certain registration rights with respect to the shares of Class B common stock (and the shares of common stock issuable upon conversion of such shares) to be issued upon exercise of these warrants. Microsoft has agreed not to transfer any common stock or Class B common stock issuable upon exercise of the warrant to any non-affiliated third party until May 5, 2000. Microsoft has also agreed not to acquire more than 10% of our voting stock without our consent until April 2002.

  Each of the above strategic investors owned less than 2.5% of our common stock outstanding as of December 31, 1999.

     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. To our knowledge, all of these filing requirements have been satisfied with the following exceptions: A Form 4 for Mr. Rachleff was late in filing in connection with a gift of shares. A Form 3 for Mr. Fitzpatrick was late in filing in connection with his appointment to the board of directors. In making this statement, we have relied solely upon review of the copies of such reports furnished to us and written representations from its officers and directors that no other reports were required.

                      DEADLINE FOR RECEIPT OF STOCKHOLDER
                       PROPOSALS FOR 2001 ANNUAL MEETING

  Proposals of stockholders that are intended to be presented by such stockholders at our 2001 annual meeting of stockholders must be received by us no later than December 18, 2000 in order that such proposals may be included in the proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

  The board of directors knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in such manner as the board of directors may recommend.

                                          By order of the board of directors

                                          /S/ Steven J. Gorosh
                                          Steven J. Gorosh
                                          Secretary

Dated: April 17, 2000

  A copy of our Annual Report on Form 10-K for the year ended December 31, 1999 is available without charge upon written request to Investor Relations, NorthPoint Communications Group, Inc., 303 Second Street, South Tower, San Francisco, California 94107.

                                                                        ANNEX A

                          FOURTH AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                     NORTHPOINT COMMUNICATIONS GROUP, INC.

  The undersigned, Elizabeth A. Fetter and Steven J. Gorosh, hereby certify that:

  1. They are the duly elected and acting President and Secretary, respectively, of NorthPoint Communications Group, Inc., a Delaware corporation.

  2. The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware on February 1, 1999, under the name NorthPoint Communications Holdings, Inc.

  3. The Certificate of Incorporation of this corporation shall be amended and restated to read in full as follows:

                                   ARTICLE I

  "The name of this corporation is NorthPoint Communications Group, Inc. (the "Corporation").

                                  ARTICLE II

  The address of the Corporation's registered office in the State of Delaware is 9 East Loockerman Street, Dover, County of Kent, 19901. The name of its registered agent at such address is National Registered Agents, Inc.

                                  ARTICLE III

  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE IV

  (A) Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is 305,526,843 shares, each with a par value of $0.001 per share, of which 281,250,000 shares shall be Common Stock and 24,276,843 shares shall be Preferred Stock.

  (B) Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by this Fourth Amended and Restated Certificate of Incorporation may be issued from time to time in one or more series. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

  The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

  (1) The number of shares constituting that series and the distinctive designation of that series;

  (2) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

  (3) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

  (4) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

  (5) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

  (6) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

  (7) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of this Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

  (8) Any other relative rights, preferences and limitations of that series.

  (C) Common Stock.

  (1) Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets and funds of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

  (2) Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                   ARTICLE V

  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal any or all of the Bylaws of the Corporation.

                                  ARTICLE VI

  Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

                                  ARTICLE VII

  (A) To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

  (B) The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, his or her testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

  (C) Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                  ARTICLE VII

  The Corporation is to have perpetual existence.

                                 ARTICLE VIII

  The number of directors which will constitute the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.

                                  ARTICLE IX

  (A) On or prior to the date on which the Corporation first provides notice of an annual meeting of the stockholders following the date this Article IX shall have become effective, the Board of Directors of the Corporation shall divide the directors into three classes, as nearly equal in number as reasonably possible with the term of office of the first class to expire at the 2000 annual meeting of stockholders or any special meeting in lieu thereof, the term of office of the second class to expire at the 2001 annual meeting of stockholders or any special meeting in lieu thereof and the term of office of the third class to expire at the 2002 annual meeting of stockholders or any special meeting in lieu thereof. At each annual meeting of stockholders or special meeting in lieu thereof following such initial classification, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of the stockholders or special meeting in lieu thereof after their election and until their successors are duly elected and qualified.

  (B) Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filed only by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term or his or her prior death, retirement, removal or resignation and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall if reasonably possible be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent reasonably possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation and newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, although less than a quorum. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

  (C) This Article IX shall become effective only when the Corporation becomes a listed corporation within the meaning of Section 301.5 of the California Corporations Code.

                                   ARTICLE X

  Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any statutory provision) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors in the Bylaws of the Corporation.

                                  ARTICLE XI

  Any registered holder of Preferred Stock may proceed to protect and enforce its rights by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Certificate or in aid of the exercise of any power granted herein, or to enforce any other proper remedy."

                                                                        ANNEX B

          AMENDED AND RESTATED NORTHPOINT COMMUNICATIONS GROUP, INC.

                                1999 STOCK PLAN

  1. Purposes of the Plan. The purposes of the 1999 Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

  2. Definitions. As used herein, the following definitions shall apply:

  (a) "Administrator" means the Committee responsible for conducting the general administration of the Plan in accordance with Section 4 hereof.

  (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are granted under the Plan.

  (c) "Board" means the Board of Directors of the Company.

  (d) "Code" means the Internal Revenue Code of 1986, as amended.

  (e) "Committee" means a committee of Independent Directors appointed by the Board in accordance with Section 4 hereof.

  (f) "Common Stock" means the Common Stock of the Company, par value $.001 per share.

  (g) "Company" means NorthPoint Communications Group, Inc., a Delaware corporation.

  (h) "Consultant" means any consultant or adviser if: (i) the consultant or adviser renders bona fide services to the Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities; and (iii) the consultant or adviser is a natural person who has contracted directly with the Company to render such services.

  (i) "Director" means a member of the Board of Directors of the Company.

  (j) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient, by itself, to constitute "employment" by the Company.

  (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  (l) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

    (i) If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

    (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

    (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

  (m) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and which is designated as an Incentive Stock Option by the Administrator.

  (n) "Independent Director" means a Director who is not an Employee of the Company.

  (o) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option which is not designated as an Incentive Stock Option by the Administrator.

  (p) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

  (q) "Option" means a stock option granted pursuant to the Plan.

  (r) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

  (s) "Optioned Stock" means the Common Stock subject to an Option or a Stock Purchase Right.

  (t) "Optionee" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

  (u) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

  (v) "Plan" means the NorthPoint Communications Group, Inc. 1999 Stock Plan.

  (w) "Restricted Stock" means shares of Common Stock acquired pursuant to a Stock Purchase Right granted under Section 12 below.

  (x) "Rule 16b-3" means that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

  (y) "Section 16(b)" means Section 16(b) of the Securities Exchange Act of 1934, as amended.

  (z) "Service Provider" means an Employee, Director or Consultant.

  (aa) "Share" means a share of the Common Stock, as adjusted in accordance with Section 15 below.

  (bb) "Stock Purchase Right" means a right to purchase Common Stock pursuant to Section 12 below.

  (cc) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

  3. Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the shares of stock subject to Options or Stock Purchase Rights shall be Common Stock, initially shares of the Company's Common Stock, par value $.001 per share. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares which may be issued upon exercise of such Options or Stock Purchase Rights is the sum of: (i) 21,250,000 Shares; (ii) the number of shares of common stock of NorthPoint Communications, Inc., which remain available for grants of options under the NorthPoint Communications, Inc. 1997 Stock Option Plan as of the date of the Plan's initial adoption by the Board and (iii) with respect to options granted under the NorthPoint Communications, Inc. 1997 Stock Option Plan that are assumed by the Company and expire or are canceled without having been exercised in full, the number of Shares subject to each such option as to which such option was not exercised prior to its expiration or cancellation; provided, however, that, during the term of the Plan, on each anniversary of the date of the Plan's initial adoption by the Board (commencing with the first such anniversary), such maximum aggregate number of Shares shall be increased by an amount equal to 5% of the total number of shares of Common Stock outstanding on such anniversary date.

  Notwithstanding the foregoing, the maximum aggregate number of Shares which may be issued upon exercise of Incentive Stock Options (the "ISO Limitation") is 21,250,000 Shares.

  Shares issued upon exercise of Options or Stock Purchase Rights may be authorized but unissued, or reacquired Common Stock. If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares which are delivered by the Optionee or withheld by the Company upon the exercise of an Option or Stock Purchase Right under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of this
Section 3. If Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan. Notwithstanding the provisions of this Section 3, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Code Section 422.

  4. Administration of the Plan.

  (a) Administrator. The Plan shall be administered by the Compensation Committee of the Board (or another committee or a subcommittee of the Board designated as the Administrator under the Plan) which shall consist solely of two or more Independent Directors appointed by and holding office at the pleasure of the Board, each of whom is both a "non-employee director" as defined by Rule 16b-3 and an "outside director" for purposes of Section 162(m) of the Code. Within the scope of such authority, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Independent Directors the authority to grant awards under the Plan to eligible persons who are either (1) not then "covered employees," within the meaning of Section 162(m) of the Code and are not expected to be "covered employees" at the time of recognition of income resulting from such award or
(2) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (ii) delegate to a committee of one or more members of the Board who are not "non-employee directors," within the meaning of Rule 16b-3, the authority to grant awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

  (b) Powers of the Administrator. Subject to the provisions of the Plan and the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

    (i) to determine the Fair Market Value;

    (ii) to select the Service Providers to whom Options and Stock Purchase Rights may from time to time be granted hereunder;

    (iii) to determine the number of Shares to be covered by each such award granted hereunder;

    (iv) to approve forms of agreement for use under the Plan;

    (v) subject to clause 9(a)(iii)(B) below, to determine the terms and conditions of any Option or Stock Purchase Right granted hereunder (such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine);

    (vi) to determine whether and under what circumstances an Option may be settled in cash under subsection 10(g) instead of Common Stock;

    (vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

    (viii) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

    (ix) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

  (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees.

  5. Eligibility. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee or Consultant who has been granted an Option or Stock Purchase Right may be granted additional Options or Stock Purchase Rights. Each Independent Director shall be eligible to be granted Options at the times and in the manner set forth in Section 12.

  6. Limitations.

  (a) Each Option shall be designated by the Administrator in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to an Optionee's Incentive Stock Options and other incentive stock options granted by the Company, any Parent or Subsidiary, which become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options or other options shall be treated as Nonstatutory Stock Options.

  For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

  (b) Neither the Plan, any Option nor any Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's employment or consulting relationship with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such employment or consulting relationship at any time, with or without cause.

  (c) No Employee shall be granted, in any calendar year, Options or Stock Purchase Rights to purchase more than 2,100,000 Shares.

  (d) The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 15.

  (e) If an Option is canceled in the same fiscal year of the Company it was granted (other than in connection with a transaction described in Section 15), the canceled Option will be counted against the limit set forth in Section 6(c). For this purpose, if the exercise price of an Option is reduced, the transaction shall be treated as a cancellation of the Option and the grant of a new Option.

  7. Term of Plan. The Plan shall become effective upon its initial adoption by the Board. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 17 of the Plan.

  8. Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns (or is treated as owning under Code Section 424) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

  9. Option Exercise Price and Consideration.

  (a) Except as provided in Section 12, the per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator (or the Board, as provided in clause
(a)(iii)(B) below), but shall be subject to the following:

    (i) In the case of an Incentive Stock Option

      (A) granted to an Employee who, at the time of grant of such Option, owns (or is treated as owning under Code Section 424) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

      (B) granted to any other Employee, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

    (ii) In the case of a Nonstatutory Stock Option

      (A) granted to a Service Provider who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of the grant.

      (B) granted to any other Service Provider, the per Share exercise price shall be no less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant.

    (iii) Notwithstanding the foregoing,

      (A) Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

      (B) Nonstatutory Stock Options granted to any Service Provider who will serve as an Officer may be granted with a per Share exercise price other than as required above; provided, however, that any such grant shall be approved by both the Administrator and the full Board.

  (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of (1) cash,
(2) check, (3) full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Administrator), (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) surrendered Shares then issuable upon exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Option or exercised portion thereof, (6) property of any kind which constitutes good and valuable consideration, (7) delivery of a notice that the Optionee has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Options and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (8) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

  10. Exercise of Option.

  (a) Vesting; Fractional Exercises. Except as provided in Section 13, Options granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement, but in no case at a rate of less than twenty percent (20%) per year over five (5) years from the date the Option is granted. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

  (b) Deliveries upon Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his or her office:

    (i) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion of the Option;

    (ii) Such representations and documents as the Administrator, in its absolute discretion, deems necessary or advisable to effect compliance with Applicable Laws. The Administrator may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop transfer notices to agents and registrars; and

    (iii) In the event that the Option shall be exercised pursuant to Section 10(f) by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

  (c) Conditions to Delivery of Share Certificates. The Company shall not be required to issue or deliver any certificate or certificates for Shares purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

    (i) The admission of such Shares to listing on all stock exchanges on which such class of stock is then listed;

    (ii) The completion of any registration or other qualification of such Shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its absolute discretion, deem necessary or advisable;

    (iii) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

    (iv) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and

    (v) The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax, which in the discretion of the Administrator may be in the form of consideration used by the Optionee to pay for such Shares under Section 9(b).

  (d) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, such Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time period specified by the Administrator in the Option Agreement relating to such Option, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.

  (e) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If such disability is not a "disability" as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option on the day three (3) months and one (1) day following such termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

  (f) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

  (g) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

  11. Non-Transferability of Options and Stock Purchase Rights. Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

  12. Granting of Options to Independent Directors. During the term of the Plan, a person who is an Independent Director as of the date of the consummation of the initial public offering of Common Stock, or a person who is initially elected to the Board following the consummation of the initial public offering of Common Stock and who is an Independent Director at the time of such initial election, automatically shall be granted (i) an

Option to purchase forty thousand (40,000) shares of Common Stock (subject to adjustment as provided in Section 15) on the date of such consummation or such initial election, as applicable (each, an "Initial Option") and (ii) an Option to purchase thirteen thousand (13,000) shares of Common Stock (subject to adjustment as provided in Section 15) on the date of each annual meeting of stockholders after the date of the Board's adoption of the Plan at which the Independent Director is reelected to the Board (a "Subsequent Option"). Members of the Board who are employees of the Company who subsequently retire from the Company and remain on the Board will not receive an initial Option grant pursuant to clause (i) of the preceding sentence, but to the extent that they are otherwise eligible, will receive, after retirement from employment with the Company, Options as described in clause (ii) of the preceding sentence. All the foregoing Option grants authorized by this Section 12 are subject to stockholder approval of the Plan.

  13. Terms of Options Granted to Independent Directors. The per Share price of each Option granted to an Independent Director shall equal 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted; provided, however, that the per Share price of each Option granted to an Independent Director on the date of the initial public offering of Common Stock shall equal the initial public offering price (net of underwriting discounts and commissions) per Share. Initial Options (as defined in Section
12) granted to Independent Directors shall become exercisable in cumulative monthly installments of 1/36 of the Shares subject to such option on each of the monthly anniversaries of the date of Initial Option grant, commencing with the first such monthly anniversary, such that each Initial Option shall be one hundred percent (100%) vested on the third anniversary of its date of grant. Subsequent Options (as defined in Section 12) granted to Independent Directors shall become vested in cumulative monthly installments of 1/12 of the Shares subject to such Option on each of the monthly anniversaries of the date of Subsequent Option grant, commencing with the twenty-fifth monthly anniversary of such date of Subsequent Option grant, such that each Subsequent Option shall be one hundred percent (100%) vested on the third anniversary of the date of Subsequent Option grant. Subject to Section 10, the term of each Option granted to an Independent Director shall be ten (10) years from the date the Option is granted. No portion of an Option which is unexercisable at the time of an Independent Director's termination of membership on the Board shall thereafter become exercisable.

  14. Stock Purchase Rights.

  (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer. The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Administrator.

  (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine, but in no case at a rate of less than twenty percent (20%) per year over five (5) years from the date of purchase.

  (c) Other Provisions. The Restricted Stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

  (d) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have rights equivalent to those of a shareholder and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 15 of the Plan.

  15. Adjustments upon Changes in Capitalization, Merger or Asset Sale.

  (a) In the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Administrator's sole discretion, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Option or Stock Purchase Right, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:

    (i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Options or Stock Purchase Rights may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 3 on the maximum number and kind of shares which may be issued and adjustments of the maximum number of Shares that may be purchased by any Optionee in any fiscal year pursuant to Section 6(c));

    (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options or Stock Purchase Rights; and

    (iii) the grant or exercise price with respect to any Option or Stock Purchase Right.

  (b) In the event of any transaction or event described in Section 15(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in Applicable Laws, regulations, or accounting principles, the Administrator, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Option or Stock Purchase Right or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Optionee's request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Option or Stock Purchase Right granted under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

    (i) To provide for either the purchase of any such Option or Stock Purchase Right for an amount of cash equal to the amount that could have been attained upon the exercise of such Option or Stock Purchase Right or realization of the Optionee's rights had such Option or Stock Purchase Right been currently exercisable or payable or fully vested or the replacement of such Option or Stock Purchase Right with other rights or property selected by the Administrator in its sole discretion;

    (ii) To provide that such Option or Stock Purchase Right cannot vest, be exercised or become payable after such event;

    (iii) To provide that such Option or Stock Purchase Right shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Option or Stock Purchase Right;

    (iv) To provide that such Option or Stock Purchase Right be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

    (v) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options and Stock Purchase Rights, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Options or Stock Purchase Rights or Options or Stock Purchase Rights which may be granted in the future; and

    (vi) To provide that, for a specified period of time prior to such event, the restrictions imposed under an Option Agreement or Restricted Stock purchase agreement upon some or all Shares may be terminated, and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase.

  (c) Subject to Section 3, the Administrator may, in its discretion, include such further provisions and limitations in any Option, Stock Purchase Right, agreement or certificate, as it may deem equitable and in the best interests of the Company.

  (d) Notwithstanding the foregoing, in the event that the Company becomes a party to a transaction that is intended to qualify for "pooling of interests" accounting treatment and, but for one or more of the provisions of this Plan or any Option Agreement or any Restricted Stock purchase agreement would so qualify, then this Plan and any such agreement shall be interpreted so as to preserve such accounting treatment, and to the extent that any provision of the Plan or any such agreement would disqualify the transaction from pooling of interests accounting treatment (including, if applicable, an entire Option Agreement or Restricted Stock purchase agreement), then such provision shall be null and void. All determinations to be made in connection with the preceding sentence shall be made by the independent accounting firm whose opinion with respect to "pooling of interests" treatment is required as a condition to the Company's consummation of such transaction.

  (e) The existence of the Plan, any Option Agreement or Restricted Stock purchase agreement and the Options or Stock Purchase Rights granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

  16. Time of Granting Options and Stock Purchase Rights. The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

  17. Amendment and Termination of the Plan.

  (a) Amendment and Termination. The Board may at any time wholly or partially amend, alter, suspend or terminate the Plan. However, without approval of the Company's stockholders given within twelve (12) months before or after the action by the Board, no action of the Board may, except as provided in Section 15, increase the limits imposed in Section 3 on the maximum number of Shares which may be issued under the Plan or extend the term of the Plan under
Section 7.

  (b) Stockholder Approval. The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

  (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

  18. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

  19. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

  20. Stockholder Approval. This Plan was originally approved by the Stockholders of the Company as of April 9, 1999.

  21. Information to Optionees and Purchasers. The Company shall provide to each Optionee and to each individual who acquires Shares pursuant to the Plan, not less frequently than annually during the period such Optionee or purchaser has one or more Options or Stock Purchase Rights outstanding, and, in the case of an individual who acquires Shares pursuant to the Plan, during the period such individual owns such Shares, copies of annual financial statements. The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

  22. Governing Law. The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of California without regard to otherwise governing principles of conflicts of law.

                                     PROXY
                     NORTHPOINT COMMUNICATIONS GROUP, INC.
              ANNUAL MEETING OF STOCKHOLDERS TUESDAY, MAY 9, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of NorthPoint Communications Group, Inc. does hereby nominate, constitute and appoint Elizabeth A. Fetter and Steven J. Gorosh, and each of them, the true and lawful proxies, agents and attorneys of the undersigned, each with full power of substitution, to vote for the undersigned all of the common stock of said corporation in the name of the undersigned on its books at the close of business on March 13, 2000 at the annual meeting of stockholders to be held at the Argent Hotel, 50 Third Street, San Francisco, California 94103 at 9:30 a.m. on Tuesday, May 9, 2000, or at any adjournment thereof, with all of the power that would be possessed by the undersigned if personally present as follows:


IF NO CONTRARY INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF MANAGEMENT'S THREE NOMINEES AS DIRECTORS, FOR THE APPROVAL OF THE AMENDMENTS TO OUR CERTIFICATE OF INCORPORTION, FOR THE APPROVAL OF THE AMENDMENTS TO THE AMENDED AND RESTATED NORTHPOINT COMMUNICATIONS GROUP, INC. 1999 STOCK PLAN AND FOR RATIFICATION OF MANAGEMENT'S APPOINTMENT OF INDEPENDENT AUDITORS.

The undersigned revokes any prior proxy at such meeting and ratifies all said attorneys and proxies, or any of them, may lawfully do by virtue thereof.

                    (Please sign and date on reverse side)

-------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

THE BOARD OF DIRECTORS OF NORTHPOINT COMMUNICATIONS GROUP, INC. RECOMMENDS THAT YOU VOTE FOR PROPOSALS 1, 2 AND 3.

Please mark your votes
as indicated in this example.  [X]

1.   Election of three directors to Class I of the board of                                          WITHHELD
     directors to serve for a term of three years and until their                                  FOR INDIVIDUALS
     successors are elected and qualified:  Elizabeth A. Fetter,          FOR       WITHHELD        WRITTEN BELOW
     Reed E. Hundt and Michael W. Malaga.                                 [ ]         [ ]               [ ]

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

2.   To approve amendments to our certificate of incorporation to
     (1) reduce the number of authorized shares of capital stock
     from 382,500,000 to 305,526,843, (2) reduce the number of            FOR       AGAINST           ABSTAIN
     authorized shares of preferred stock from 101,250,000 to             [ ]         [ ]               [ ]
     24,276,843, (3) declassify all such authorized shares of
     preferred stock so as to make them available for future
     issuance, in one or more series of preferred stock, the
     rights, preferences and privileges of which will be
     determined by the board of directors from time to time in the future, and (4) amend Article IV of our certificate of
     incorporation to eliminate all provisions applicable to the previously designated series of preferred stock, of which no shares remain outstanding.

3.  To approve two amendments to the NorthPoint Communications
    Group, Inc. Amended and Restated 1999 Stock Plan which will (1)
    increase the number of shares of common stock reserved for            FOR       AGAINST           ABSTAIN
    issuance under the 1999 Plan by an additional 10,000,000 shares,      [ ]         [ ]               [ ]
    and (2) revise the automatic share increase provisions of the
    1999 Plan so that the number of shares of common stock reserved under the 1999 Plan will be automatically increased on March 22 of each year during the term of the 1999 Plan, commencing with
    March 22, 2001, by an amount equal to 5% of the total number of shares of common stock outstanding on the day of such increase.

4.  Ratification of the appointment of PricewaterhouseCoopers LLP
    as the company's independent auditors for the year ending             FOR       AGAINST           ABSTAIN
    December 31, 2000.                                                    [ ]         [ ]               [ ]

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

The undersigned hereby acknowledges receipt of the notice of annual meeting of stockholders dated April 17, 2000 and the proxy statement of the same date furnished therewith.

__________________________________       Dated:________________, 2000
Signature of Stockholder

__________________________________
Signature if held jointly

IMPORTANT: Please sign exactly as your name (or names) appears on the stock certificate. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name, by an authorized person. When signing as attorney, executor, administrator, trustee or guardian please give full title. If more than one trustee, all should sign. All joint owners must sign.

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -